UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TECH DATA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Securities Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Securities Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Securities Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 30, 2009

To our Shareholders:

On behalf of the Board of Directors and management, you are cordially invited to attend the Tech Data Corporation Annual Meeting of Shareholders to be held on June 10, 2009, at 3:00 p.m. Eastern Daylight Time at our Corporate Headquarters, located at the Raymund Center, 5350 Tech Data Drive, Clearwater, Florida.

The Notice of the Annual Meeting and proxy materials accompanying this letter describe the specific business to be acted upon.

In addition to the proposals presented to shareholders, we will report on the progress of the Company and provide you an opportunity to address questions to members of the Company’s management. If you are unable to attend the meeting, you may listen to the meeting by webcast that will be available on the Investor Relations area of the Company’s website at www.techdata.com. An archive replay will also be available for a period of 30 days following the meeting.

Pursuant to rules and regulations adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. On or about April 30, 2009, we mailed to our shareholders a notice containing instructions on how to access our 2009 Proxy Statement and Annual Report and how to vote online.

Your vote is very important. Whether or not you plan to attend the meeting in person, please take the time to cast your vote. You may vote over the Internet, by telephone or by mail and in doing so, you will ensure your representation at the Annual Meeting, regardless of your attendance in person.

Thank you for your continued support of Tech Data Corporation.

Sincerely,

Robert M. Dutkowsky
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	June 10, 2009
Time:	3:00 p.m. Eastern Daylight Time
Place:	Tech Data Corporation
Raymund Center
5350 Tech Data Drive
Clearwater, Florida 33760

To the Shareholders of Tech Data Corporation:

Notice is hereby given that the Annual Meeting of Shareholders (“Annual Meeting”) will be held on June 10, 2009, at 3:00 p.m. Eastern Daylight Time, at our Corporate Headquarters, Raymund Center, 5350 Tech Data Drive, Clearwater, FL 33760, for the following purposes:

1.	To approve an amendment to the Company’s Articles of Incorporation to allow for nominees for director to be elected by majority vote in uncontested elections.

2.	To elect three directors, the names of whom are set forth in the accompanying Proxy Statement, to serve until their terms expire.

3.	To ratify the selection of Ernst & Young, LLP as the independent registered public accounting firm for the fiscal year ending January 31, 2010.

4.	To vote, on an advisory basis, for the compensation awarded to the named executive officers for the fiscal year ended January 31, 2009.

5.	To approve the 2009 Equity Incentive Plan.

6.	To transact such other business that may properly come before the Annual Meeting or any adjournment thereof.

Shareholders of record at the close of business on April 2, 2009 are the only shareholders entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors,

David R. Vetter
Senior Vice President, General Counsel and Secretary

IMPORTANT

Whether you expect to attend the meeting or not, we urge you to vote your shares either over the Internet, by telephone or by mail. If you are voting by mail, please request a proxy, sign, date and return the proxy in the self-addressed envelope that will be enclosed within the timelines stated herein. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy. See the enclosed proxy for further information.

April 30, 2009

TECH DATA CORPORATION

2009 PROXY STATEMENT

TECH DATA CORPORATION

5350 Tech Data Drive

Clearwater, Florida 33760

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Tech Data Corporation (the “Company”) for the Annual Meeting of Shareholders (“Annual Meeting”) to be held on June 10, 2009, at 3:00 p.m. Eastern Daylight Time, or any adjournment thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on matters brought before the Annual Meeting. Your vote at the Annual Meeting is important to us. The GENERAL INFORMATION section below provides details on how to vote your shares.

GENERAL INFORMATION

Who can vote?

You can vote your shares if our records show that you owned the shares on April 2, 2009. Each outstanding share of common stock is entitled to one vote. There were 50,227,467 outstanding shares of common stock entitled to vote as of April 2, 2009.

Notice of Electronic Availability of Proxy Statement and Annual Report

Pursuant to the e-proxy rules and regulations adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. On or about April 30, 2009, we mailed to our shareholders a notice (the “E-Proxy Notice”) containing instructions on how to access our 2009 Proxy Statement and Annual Report and on how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the E-Proxy Notice. These materials will be available free of charge and will be sent to you within three business days of your request.

How do I vote?

If you are a shareholder of record or are holding a proxy for a shareholder of record, you may vote in person at the Annual Meeting. At your request, we will give you a ballot.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy on the Internet by following the instructions provided in the E-Proxy Notice, or if you receive paper copies of the proxy materials by mail, you can vote on the Internet, by telephone or by mail by following the instructions on the proxy card enclosed in your paper copy of the Proxy Statement. You may vote by proxy even if you plan to attend the Annual Meeting. Please note that listening to the Annual Meeting via the webcast does not constitute attendance and you will not be permitted to cast your vote through the webcast.

You can utilize these methods to vote:

On the Internet.    You may vote online at www.proxyvote.com by following the instructions provided in the E-Proxy Notice or by following the instructions on the proxy card. You will need the control number contained on your E-Proxy Notice or proxy card in order to vote online. Voting on the Internet has the same effect as voting by mail or telephone. Internet voting will be available until 11:59 p.m. Eastern Daylight Time on June 9, 2009.

By telephone.    You may vote by telephone at 1-800-690-6903. You will need the control number contained on your E-Proxy Notice or proxy card in order to vote by telephone. Telephone voting will be available until 11:59 p.m. Eastern Daylight Time on June 9, 2009.

By mail.    If you received a paper copy of the proxy materials, you may vote by signing and dating each proxy card you receive and returning it to us in the prepaid envelope provided or return it to Tech Data Corporation c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A mailed proxy must be received on or before June 9, 2009.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may vote again on a later date on the Internet or by telephone, by signing and returning a new proxy card with a later date or by attending the meeting and voting in person. Only your latest Internet, telephone or written proxy submitted prior to the meeting will be counted. You may revoke your proxy at any time before the meeting by (1) notifying the Company’s Secretary in writing or (2) delivering a later-dated proxy on the Internet, by telephone or in writing. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked. Any written notice revoking a proxy should be sent to David R. Vetter, Senior Vice President, General Counsel and Secretary, Tech Data Corporation, 5350 Tech Data Drive, Clearwater, Florida 33760.

How do I vote shares that are held by my broker?

If you have shares held by a broker or other nominee, you may instruct your broker or other nominee how to vote your shares by following instructions that the broker or nominee provides to you. Most brokers offer voting on the Internet, by telephone and by mail.

How will my broker vote if I do not provide instructions?

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the proposals to amend the Articles of Incorporation to allow for majority voting in uncontested director elections and for the adoption of the new equity plan, if you do not provide the broker with instructions on how to vote, then the broker does not have discretion to vote. For the proposals to elect three directors, to ratify the selection of the independent registered public accounting firm and to vote, on an advisory basis, for the compensation awarded to the named executive officers for fiscal 2009, the broker may vote your shares in its discretion.

How do I vote in person?

If you are a shareholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote on the Internet, by telephone or by proxy even if you plan to attend the meeting.

How do I vote my shares in the Tech Data Corporation 401(k) Savings Plan?

You may instruct the plan trustee, Fidelity Management Trust Company (the “401(k) Plan Trustee”), on how to vote your shares in the Tech Data Corporation 401(k) Savings Plan (the “401(k) Savings Plan”) on the Internet, by telephone or by mail, by following the voting instruction form that the 401(k) Plan Trustee provides you either via mail or electronically. Votes submitted to the 401(k) Plan Trustee must be received by 11:59 p.m. Eastern Daylight Time on June 4, 2009.

What happens if I do not vote my Tech Data Corporation 401(k) Savings Plan shares?

Your shares will not be voted. The 401(k) Plan Trustee will not vote shares held in the Tech Data Corporation 401(k) Savings Plan unless voting instructions are received.

What will be voted on at the meeting?

The business to be voted on at this year’s Annual Meeting is:

1.	To approve an amendment to the Company’s Articles of Incorporation to allow for nominees for director to be elected by majority vote in uncontested elections.

2.	To elect three directors, the names of whom are set forth below, to serve until their terms expire.

3.	To ratify the selection of Ernst & Young, LLP as the independent registered public accounting firm for the fiscal year ending January 31, 2010.

4.	To vote, on an advisory basis, for the compensation awarded to the named executive officers for the fiscal year ended January 31, 2009.

5.	To approve the 2009 Equity Incentive Plan.

6.	To transact such other business that may properly come before the Annual Meeting or any adjournment thereof.

How many votes are required for the approval of each item?

For determining a quorum—A quorum must be present for the transaction of business. A quorum is present if the holders of a majority of the outstanding shares of common stock entitled to vote are present in person or represented by proxy. Even if you or your broker do not vote your shares on a proposal, such non-votes will count as shares present for purposes of determining the presence or absence of a quorum for the transaction of business. Similarly, abstentions are also counted for determining if a quorum is present.

To amend the Company’s Articles of Incorporation to allow for majority voting of nominees for director in uncontested elections—An affirmative vote of a majority of the shares outstanding and entitled to vote is required to amend the Articles of Incorporation. Shares represented by proxy will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” the amendment in accordance with the recommendation of the Board of Directors. Because a majority of all outstanding shares entitled to vote is required, abstentions and broker non-votes will be counted as a vote “AGAINST” the amendment.

To elect the directors—Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. Shares represented by proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” all nominees in accordance with the recommendation of the Board. If you indicate “WITHHOLD” authority to vote for a particular nominee on your proxy card, your vote will not count either “FOR” or “AGAINST” the nominee. A broker non-vote will not count as a vote cast and will have no effect on the outcome.

To ratify the selection of the independent registered public accounting firm—An affirmative vote of a majority of the votes cast is required to ratify the selection of the independent registered public accounting firm. Shares represented by proxy will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” the ratification of the selection of the independent registered public accounting firm in accordance with the recommendation of the Board. Abstentions and broker non-votes will not count as a vote cast and will have no effect on the outcome.

To vote, on an advisory basis, for the compensation awarded to the named executive officers—An affirmative vote of a majority of the votes cast is required to indicate approval, on an advisory basis, of the compensation of the named executive officers for fiscal 2009. Shares represented by proxy will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” the approval of the compensation awarded in accordance with the recommendation of the Board. Abstentions and broker non-votes will not count as a vote cast and will have no effect on the outcome.

To approve the 2009 Equity Incentive Plan—An affirmative vote of a majority of the votes cast is required to approve the 2009 Equity Incentive Plan. Shares represented by proxy will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” the adoption of the 2009 Equity Incentive Plan in accordance with the recommendation of the Board. Abstentions and broker non-votes will not count as a vote cast and will have no effect on the outcome.

What if other matters come up at the meeting?

The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting. Any other matters properly presented at the meeting will be voted on by the shareholders in attendance at the meeting or proxy holders in their discretion.

BENEFICIAL OWNERSHIP

Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days from the record date. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. In general, “beneficial ownership” also includes those shares a director, director nominee or executive officer has the power to vote or transfer, and options that are exercisable currently or that become exercisable within 60 days from the record date.

The table below sets forth certain information regarding the beneficial ownership of the Company’s common stock as of April 2, 2009, by: (i) the Company’s directors; (ii) the Company’s named executive officers (“NEOs”); (iii) such directors and all executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the shares of the Company’s common stock.

BENEFICIAL OWNERSHIP TABLE

	Beneficial Ownership
Executive Officers, Directors and Nominees(1)	Shares(2)		Equity grants exercisable or vesting within 60 days	Percent
Charles E. Adair	5,336		17,000	*
Maximilian Ardelt	935		19,500	*
Néstor Cano	19,675		278,800	*
Robert M. Dutkowsky	42,564		250,000	*
Harry J. Harczak, Jr.	—		—	—
Jeffery P. Howells	37,218		203,380	*
Kenneth T. Lamneck	9,307		110,000	*
Kathleen Misunas	1,336		21,000	*
Thomas I. Morgan	1,416		2,000	*
Joseph A. Osbourn	11,313		218,000	*
Steven A. Raymund	1,522,269	(3)	594,269	4.1%
David M. Upton	1,756		19,500	*
John Y. Williams	5,836		19,500	*
All executive officers and directors as a group (16 persons)	1,696,564		2,082,803	7.2%

Five Percent Shareholders
Janus Capital Management LLC, Janus Mid Cap Value Fund, 151 Detroit Street, Denver, CO 80206	4,132,090	(4)		7.9%
Tradewinds Global Investors LP, 2049 Century Park East, Los Angeles, CA 90067	3,391,184	(5)		6.5%
AXA Financial, Inc., 1290 Avenue of the Americas, New York, NY 10104	3,200,491	(6)		6.1%
Dimensional Fund Advisors LP, 6300 Bee Cave Road, Austin, TX 78746	2,722,897	(7)		5.2%

*	Beneficial ownership represents less than 1% of the Company’s outstanding shares of common stock.
(1)	The address for these beneficial owners is 5350 Tech Data Drive, Clearwater, Florida 33760.
(2)

Includes shares held by the individual in a 401(k) Savings Plan, with the number of such shares for each beneficial owner being as follows: Mr. Cano (482); Mr. Howells (2,633); Mr. Lamneck (232); Mr. Osbourn (751); Mr. Raymund (758); and the executive officers and directors as a group (7,465). Includes shares held by Mr. Cano (2,095) and the executive officers and directors as a group (2,352) in the Employee Stock Purchase Plan.

(3)

Includes 565,925 shares owned by a partnership which is indirectly owned by Mr. Raymund; 905,000 shares owned by a Grantor Retained Annuity Trust which is directly controlled by Mr. Raymund; 35,000 shares in a foundation controlled by Mr. Raymund; 3,000 shares by inter vivos trusts of which Mr. Raymund is trustee; and 12,586 shares owned by various trusts for family members of which Mr. Raymund is a trustee.

(4)

Based on information provided in a Schedule 13G dated February 17, 2009, filed with the SEC by Janus Capital Management, LLC and Janus Mid Cap Value Fund (“Janus Capital”). Janus Capital has sole voting power with respect to 2,500,000 shares, shared voting power with respect to 4,132,090 shares, sole dispositive power with respect to 2,500,000 shares and shared dispositive power with respect to 4,132,090 shares.

(5)

Based on information provided in a Schedule 13G dated February 19, 2009, filed with the SEC by Tradewinds Global Investors, LLC (“Tradewinds”). Tradewinds has sole voting power with respect to 2,278,426 shares and sole dispositive power with respect to 3,391,184 shares.

(6)

Based on information provided in a Schedule 13G dated February 13, 2009, filed with the SEC by AXA Financial, Inc., which discloses that a majority of the shares are held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P. (majority-owned subsidiary of AXA Financial Inc.) (“AXA”). The AXA entities have sole voting power with respect to 2,757,544 shares and sole dispositive power with respect to 3,200,491 shares.

(7)

Based on information provided in a Schedule 13G dated February 9, 2009, filed with the SEC by Dimensional Fund Advisors LP (“Dimensional”). Dimensional has sole voting power with respect to 2,638,165 shares and sole dispositive power with respect to 2,722,897 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the fiscal year ended January 31, 2009, the executive officers and directors of the Company timely filed with the SEC reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the SEC in providing this information.

CORPORATE GOVERNANCE MATTERS

BOARD OF DIRECTORS

The Board of Directors provides oversight to the Company’s management in their conduct of the business. The Board holds regularly scheduled meetings at least quarterly and otherwise as appropriate to consider corporate decisions requiring its attention and action. The Board has three standing committees, the principal responsibilities of which are described below. Each of the committees meets regularly and has a written charter that has been approved by each committee. The charters are available on the Corporate Governance section of the Investor Relations area of our website at www.techdata.com. The Board has made an affirmative determination that Charles E. Adair, Maximilian Ardelt, Harry J. Harczak, Jr., Kathleen Misunas, Thomas I. Morgan, David M. Upton, and John Y. Williams, are independent within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market (“Nasdaq”) listing requirements. Each member of each of the Audit, Compensation and Governance and Nominating Committees is independent within the meaning of Rule 4200(a)(15) of the Nasdaq listing requirements.

The Board has adopted Corporate Governance Principles that are available on the Corporate Governance section of the Investor Relations area of our website at www.techdata.com. Additionally, the Company has adopted a code of business conduct and ethics for directors, officers (including the principal executive officer, principal financial officer and controller) and employees, known as the Code of Ethics, which is available on the Corporate Governance section of the Investor Relations area of our website at www.techdata.com.

The Board held ten meetings during the fiscal year ended January 31, 2009. All members of the Board attended more than 75% of the total number of meetings of the Board and all committees on which he or she served. All Directors were present at the 2008 Annual Meeting of Shareholders that was held on June 4, 2008. It is the policy of the Company for the Board members to attend the Annual Meeting of Shareholders, when possible in person, or by telephone or by videoconference.

AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its oversight responsibilities for the reliability and integrity of financial reports and other financial information, compliance with legal and regulatory requirements, and with the Company’s systems of disclosure controls and internal controls over accounting and financial reporting and the auditing process. The Audit Committee performs these functions by serving as an independent and objective party to monitor the financial reporting process and the disclosure and internal control systems. The Audit Committee has the authority and responsibility to select, oversee the performance of and replace the independent accounting firm and to oversee the activities and select or replace the head of the internal audit department. The Audit Committee provides an open avenue of communication between the independent accounting firm, management, internal audit and the Board; reviews accounting and auditing issues identified by the independent accounting firm and by management in order to assess their potential impact on the Company; reviews reports from the Disclosure Committee, which is a committee of management; reviews reports and oversees investigation of concerns regarding accounting, internal control or auditing matters; and establishes procedures to receive complaints regarding the ethics of financial officers. To review the complete statement of duties and responsibilities of the Audit Committee, please see the Audit Committee Charter posted on the Corporate Governance section of the Investor Relations area of our website at www.techdata.com.

The Audit Committee has a policy to pre-approve all services to be provided by the Company’s independent accounting firm and will not approve prohibited non-audit services. See further discussion of the Company’s policy under Policy on Pre-Approval of Audit and Non-Audit Services of the Independent Accounting Firm.

The members of the Audit Committee are Charles E. Adair (Chair), Maximilian Ardelt, Harry J. Harczak, Jr. and John Y. Williams. Thomas I. Morgan left the Audit Committee and Mr. Harczak was appointed to the Audit Committee on June 4, 2008, at the time the Board made its annual committee appointments. The Board has determined that Charles E. Adair and Harry J. Harczak, Jr. are “audit committee financial experts” as defined by Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”). All members of the Committee are independent as defined by Rule 4200(a)(15) of the listing requirements of Nasdaq. The Audit Committee met formally eight times during the fiscal year ended January 31, 2009.

COMPENSATION COMMITTEE

The Compensation Committee is responsible to the Board for establishing the strategy for compensation, equity incentives and benefits of the executive officers of the Company. The Committee recommends to the Board the annual compensation, equity grants and benefits of the Chairman of the Board and of the Chief Executive Officer (“CEO”). The Compensation Committee approves the executives’ compensation programs and plans, including the methodologies for setting salaries and cash incentives, as well as equity-based incentive plans and other benefits, and determines the salary and other compensation of all executive officers of the Company other than the CEO. The Compensation Committee also administers the Amended and Restated 2000 Equity Incentive Plan of Tech Data Corporation (the “Equity Plan”) and the Executive Incentive Bonus Plan (the “Incentive Bonus Plan”), and will administer the proposed 2009 Equity Incentive Plan (“2009 Equity Plan”). Succession plans for executives other than the CEO are reviewed by this Committee. The Compensation Committee reviews and discusses with management the Compensation Discussion and Analysis (“CD&A”) prepared for inclusion in the Company’s Annual Report on Form 10-K and Proxy Statement and, based on such review, determines whether to recommend that the CD&A be included in the Annual Report on Form 10-K and the Proxy Statement. The Compensation Committee also prepares the Compensation Committee Report furnished with the Company’s Proxy Statement each year. The Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, including the role of executive officers of the Company in making recommendations to the Committee regarding executive compensation and the role of compensation consultants in assisting the Committee in its functions, are described below in the COMPENSATION DISCUSSION AND ANALYSIS section. To review the complete statement of duties and responsibilities of this Committee, see the Compensation Committee Charter posted on the Corporate Governance section of the Investor Relations area of our website at www.techdata.com.

During the time pertinent to this Proxy Statement, the members of the Compensation Committee were Kathleen Misunas (Chair), Charles E. Adair, Thomas I. Morgan, and David M. Upton. In March 2009, Mr. Adair left this committee as a result of adjustments made to accommodate changes in the regular committee meeting schedules. All members are independent as defined by Rule 4200(a)(15) of the listing requirements of Nasdaq, “Non-Employee Directors” within the meaning of the Rule 16b-3 under the Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee met formally six times during the fiscal year ended January 31, 2009.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, none of the members of the Compensation Committee are, or have been, an employee or officer of the Company or had any relationship requiring disclosure under Items 404 or 407 of Regulation S-K under the Exchange Act. In addition, during the last completed fiscal year, none of the Company’s executive officers have served as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s Board or Compensation Committee.

GOVERNANCE AND NOMINATING COMMITTEE

The Governance and Nominating Committee assists the Board in ensuring that the Board is appropriately organized and qualified to meet its fiduciary duties to the Company and its shareholders. The Committee develops and recommends the Company’s Corporate Governance Principles to the Board, and assists in determining if Board and committee members are qualified to serve in their assigned capacities. This Committee establishes policies for the identification, evaluation and selection of director nominees, the evaluation of the Board’s performance, the structure and operations of the committees, shareholder communication with the Board and Board member attendance at the Company’s Annual Meeting of Shareholders. The Committee reviews the continuing education program for Board members, monitors the Board’s compliance with the Company’s Code of Ethics and other applicable policies and generally oversees governance issues. To review the complete statement of duties and responsibilities of this Committee, see the Governance and Nominating Committee Charter available in the Corporate Governance section of the Investor Relations area of our website at www.techdata.com.

During the time pertinent to this Proxy Statement, the members of the Governance and Nominating Committee were Thomas I. Morgan (Chair), Kathleen Misunas, David M. Upton and John Y. Williams. In March 2009, the Board determined that it would restructure the regular quarterly committee meeting schedules. The following directors were added as members of this committee: Charles E. Adair, Maximilian Ardelt, Harry J. Harczak, Jr. All Governance and Nominating Committee members are independent as defined by Rule 4200(a)(15) of the listing requirements of Nasdaq. The Governance and Nominating Committee met formally five times during the fiscal year ended January 31, 2009.

EXECUTIVE SESSIONS

The Board holds an executive session at each regular board meeting and may hold such sessions during special meetings. This executive session is attended only by the independent directors and such other attendees as they may request. The executive session of the Board is led by Thomas I. Morgan, Chair of the Governance and Nominating Committee. Topics covered have included meeting agendas, strategic opportunities, risk management areas, capital use and financial management, compensation of the Chief Executive Officer, the role and compensation of the Chairman of the Board, information requests to management and management structure and performance.

RELATED PERSON TRANSACTIONS

The Company and Audit Committee of the Board review all potential related person transactions. The Audit Committee is mandated by its charter to review and determine whether to approve related person transactions and has adopted a policy for such review. The Company and Audit Committee look to the rules of Nasdaq and of the SEC to determine what transactions may be considered to be of concern and apply these rules as the standard to determine whether a transaction or relationship would be permitted. Potential transactions or circumstances that may qualify as a related person transaction are reported to the Disclosure Committee of the Company and reviewed by the Audit Committee. The Audit Committee may approve, disapprove or ratify a transaction and may issue conditions to ensure the transaction is conducted in a fair manner, consistent with the best interests of the Company.

Detailed questions are posed annually to the executive officers of the Company and to all members of the Board that require disclosure of any relationship or transaction that may be a related person transaction. These questionnaire responses are reviewed by management and disclosures are analyzed and reported to the entire Board. Potential issues are investigated. Related person transactions, if any, would be reviewed for the determination made by the Board annually that certain members of the Board are independent.

During the last completed fiscal year, the Company had no related person transactions requiring disclosure under Item 404(a) of Regulation S-K under the Exchange Act. We note that Robert M. Dutkowsky, Jeffery P. Howells and Steven A. Raymund are members of the Board and employees of the Company. Mr. Dutkowsky’s and Mr. Howells’ compensation is disclosed in the SUMMARY COMPENSATION TABLE. Mr. Raymund’s position with the Company is as a part-time, non-executive employee. He receives a salary as a part-time employee but does not receive cash incentives or equity grants. Mr. Raymund’s compensation and benefit amounts that he received as a part-time employee of the Company are reported in the FISCAL 2009 BOARD OF DIRECTORS’ COMPENSATION table.

PROPOSAL NO. 1

MAJORITY VOTING FOR NOMINEES FOR DIRECTOR

Upon the recommendation of the Governance and Nominating Committee, the Board of Directors has concluded that it would be in the best interests of the Company and its shareholders to implement majority voting of directors in uncontested elections. The Board proposes that the shareholders approve an amendment to our Articles of Incorporation to provide that nominees for director in uncontested elections must receive the affirmative vote of a majority of the votes cast to be elected.

Rationale for Majority Voting

Our directors have traditionally been elected according to a plurality voting standard. This is in accordance with our Bylaws and Florida law, which states that, unless otherwise provided in a company’s articles of organization or bylaws, directors are elected by a plurality of the votes cast by shareholders. In contrast to plurality voting, majority voting standards typically require that a director standing for election receive the affirmative vote of the holders of a majority of the shares voted in his or her election.

The Board has reviewed trends in corporate governance, and considered the views of shareholders, guidance issued by the Institution for Shareholder Services Governance Services and RiskMetrics Group, as well as applicable law. The Board believes that the majority vote standard in uncontested elections of an incumbent director would give our shareholders a more meaningful role in the director election process. We would retain the plurality voting standard in contested elections to ensure that we have adequate leadership to meet fiduciary and regulatory obligations.

Proposal for Majority Voting

The Board proposes that the shareholders vote to approve the amendment to our Articles of Incorporation to require that, in an uncontested election, directors be elected by the vote of a majority of the votes cast. An uncontested election is one in which the number of nominees is less than or equal to the number of directors to be elected. In a contested election, the current plurality standard would continue to apply.

If the shareholders vote in favor of implementing majority voting in uncontested elections, the Company’s Articles of Incorporation would be amended and restated. A copy of the proposed amendment to the Articles of Incorporation is attached as Exhibit A, with the new language underscored and deleted language marked through.

Upon the shareholders’ approval of the proposed amendment, the Amended and Restated Articles of Incorporation will be filed with the Secretary of State of the State of Florida. If shareholders do not approve the proposed amendment, directors will continue to be elected by plurality vote in all instances.

Implementation of Majority Voting

The Board has approved revisions to the Company’s Bylaws that would be effective only upon the shareholders’ approval of the amendment to our Articles of Incorporation. The Bylaws would provide that director nominees be elected to the Board if the number of votes cast “for” such nominee exceed the votes cast “against” such nominee, but will continue to be elected by a plurality of the votes cast at meetings for which a shareholder has sent a notice to nominate a person for election to the Board in compliance with the advance notice requirements of the Bylaws that is not withdrawn prior to the 10th day of the Company’s notice of meeting. If directors are to be elected by a plurality of the votes cast, shareholders may not vote against a nominee. Each shareholder entitled to vote may vote the number of shares owned for as many persons as there are directors to be elected. Vacancies occurring due to a director not receiving an affirmative majority vote in an uncontested election will be filled by a majority of the remaining directors.

In addition to the revisions to the Bylaws, the Company’s Corporate Governance Principles would be amended to set forth a policy for an incumbent director who does not receive a majority affirmative vote in an uncontested election to be required to tender his or her resignation. The resignation would be considered by the Governance and Nominating Committee and acted upon by the Board within 90 days of the election. In considering the resignation, the Governance and Nominating Committee may consider those factors it deems relevant. The Board may accept the resignation, delay acceptance until a suitable candidate to replace the director is recruited and elected or reject the resignation and address the underlying reason for the director’s failure to receive an affirmative majority vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT AND RESTATEMENT TO THE ARTICLES OF INCORPORATION TO ALLOW FOR DIRECTORS TO BE ELECTED BY MAJORITY VOTE IN UNCONTESTED ELECTIONS.

DIRECTOR ELECTIONS AND COMPENSATION

CANDIDATES FOR THE BOARD AND SHAREHOLDER RECOMMENDATIONS

The Governance and Nominating Committee will consider director candidates recommended by our shareholders, other board members and executives. During fiscal 2009, the Committee considered the criteria outlined in the Company’s Corporate Governance Principles, however, other than the candidates nominated for re-election to the Board, no additional candidates were considered.

The recommendation and evaluation process for candidates recommended by shareholders does not differ from the process followed for other candidates. Shareholders wishing to recommend a candidate should do so by submitting the recommendation in writing to the Chair of the Governance and Nominating Committee or to the Company’s Chief Executive Officer at 5350 Tech Data Drive, Clearwater, Florida, 33760. Any recommendation submitted must include a resume, personal references and background information as well as the name and contact information of the recommending shareholder. Florida law requires that all candidates must be at least 18 years of age to qualify. All qualified candidates will be considered for nomination in accordance with the provisions of the Company’s Corporate Governance Principles that are available in the Corporate Governance section of the Investor Relations area of our website at www.techdata.com and criteria established by the Governance and Nominating Committee at the time an open position on the Board of Directors is being considered to be filled. At a minimum, candidates for a position on the Company’s Board should have qualities including but not limited to: (i) high ethical standards, (ii) sound integrity, (iii) an inquisitive nature, (iv) a strong commitment to make decisions and take actions guarding the long-term interests of shareholders, (v) seasoned judgment, (vi) a record of outstanding skills and accomplishments in their personal careers and (vii) the ability and desire to communicate and participate actively in board and committee sessions.

Directors Continuing in Office—To Serve Until the 2010 Annual Meeting

Name	Age*	Principal Occupation and Other Information
Charles E. Adair(2)(3)	61	Charles E. Adair has served as a Director since 1995. Mr. Adair has been a partner of Cordova Ventures and Kowaliga Capital, Inc. since 1993. Mr. Adair was associated with Durr-Fillauer Medical, Inc., serving in various capacities including President and Chief Operating Officer from 1981 to 1992. Mr. Adair also serves on the board of directors of PSS World Medical, Inc., and Torchmark Corporation. Mr. Adair is a Certified Public Accountant (inactive) and holds a B.S. degree in Accounting from the University of Alabama.
Maximilian Ardelt(2)(3)	69	Maximilian Ardelt has served as a Director since 1998. Mr. Ardelt has been the owner and Managing Director of ConDigit Consult GmbH since December 2002. From 1994 to June 2000, Mr. Ardelt was a member of the board of management of Viag AG, responsible for the Telecommunications and Logistics Division and Information Systems. Following a merger that formed E.ON AG, he continued as Chief Executive Officer of its subsidiary, Viag Telecom AG until December 2002. Mr. Ardelt is a member of the supervisory boards of Manstaedt GmbH, CeWeColor AG & Co. OHG, Tiburon Partners AG, Getmobile Europe plc., Stulz GmbH, Funkwerk AG and Cinterion Wireless Modules GmbH. Mr. Ardelt is on the Advisory Board of the Bavarian Elite Academie and is on the board of the Technical University Graz/Austria. Mr. Ardelt holds a Master’s degree in Engineering from Technical University Berlin.

Name	Age*	Principal Occupation and Other Information
Harry J. Harczak, Jr.(2)(3)	52	Harry J. Harczak, Jr. has been a Director since 2008. Mr. Harczak was an executive at CDW Corporation from 1994 until 2007, serving his last five years as Executive Vice President and as an Executive Committee member. He was also CDW’s Chief Financial Officer for seven years. Prior to CDW, Mr. Harczak served as an audit partner of PriceWaterhouseCoopers where he worked for 16 years serving public and private clients in the retail, distribution and financial services community. Currently, Mr. Harczak serves on the board of directors of U.S. Cellular Corporation, where he is the designated financial expert of the Audit Committee. He also serves on the boards of the Goodman Theater of Chicago and DePaul University. Mr. Harczak is a Certified Public Accountant (inactive) and holds a B.S. degree from DePaul University and a Master’s degree in Business Administration from the University of Chicago.
John Y. Williams(2)(3)	66	John Y. Williams has served as a Director since 1988. Mr. Williams has been a Managing Director of Equity-South Advisors, LLC (“ESA”) since January 1995. For 18 years until 2005 he was a Managing Director of Grubb & Williams, Ltd., an affiliate of ESA. Prior thereto, Mr. Williams was an investment banker for more than 18 years with several firms. Mr. Williams serves as a director of several privately-held companies in connection with his merchant banking business. Mr. Williams holds a B.S. degree in Industrial Engineering from Georgia Institute of Technology and a Master’s degree in Business Administration from the Harvard Business School.

*	Age as of Annual Meeting
(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Governance and Nominating Committee.

Directors Continuing in Office—To Serve Until the 2011 Annual Meeting

Name	Age*	Principal Occupation and Other Information
Robert M. Dutkowsky	54	Robert M. Dutkowsky was appointed to the Board of Directors in October 2006. He joined Tech Data at that time as Chief Executive Officer. His career began with IBM where, during his 20-year tenure, he served in several senior management positions including Vice President, Distribution - IBM Asia/Pacific. Prior to joining Tech Data, Mr. Dutkowsky was employed as President and CEO of Egenera, Inc. from 2004 until 2006, J.D. Edwards & Co., Inc. from 2002 until 2004 and GenRad, Inc. from 2000 until 2002. Mr. Dutkowsky serves on the board of directors of Sepaton. Mr. Dutkowsky holds a B.S. degree in Industrial and Labor Relations from Cornell University.
Jeffery P. Howells	52	Jeffery P. Howells has served as a Director since 1998. Mr. Howells has been the Chief Financial Officer of the Company since 1992, joining the Company in 1991 as Vice President of Finance. In 1993, he became Senior Vice President and Chief Financial Officer and in 1997 was promoted to Executive Vice President and Chief Financial Officer. Prior to joining Tech Data, Mr. Howells was employed by Price Waterhouse for 11 years. Mr. Howells is a Certified Public Accountant and holds a B.B.A. degree in Accounting from Stetson University.
David M. Upton(1)(3)	49	David M. Upton, a Director since 1997, has been on the faculty of the Harvard Business School since 1989. Dr. Upton, the Albert J. Weatherhead III Professor of Business Administration, teaches courses in technology and operations management and is the faculty chair of Harvard’s executive course, Building Competitive Advantage through Operations. Dr. Upton holds a Master’s degree in Manufacturing from King’s College, Cambridge University and also holds a Ph.D. in Industrial Engineering from Purdue University.

*	Age as of Annual Meeting
(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Governance and Nominating Committee.

DIRECTORS’ COMPENSATION

It is the Board’s general policy that compensation for independent directors and the Chairman of the Board should be a mix of cash and equity-based compensation. In June 2008, the retainer amounts were recommended by the Compensation Committee and approved by the Board. The Chairman received an annual retainer for that position together with the base annual retainer. Directors who are not employees of the Company receive a base annual retainer fee, plus reimbursement for reasonable out-of-pocket expenses. In addition to the basic annual retainer fee, the chairs of each committee receive an annual chair retainer and the members of each committee receive a committee membership retainer. The Governance and Nominating Committee chair received an increase in his retainer of $10,000 from the prior year, due to a market rate study and the additional duties required of lead director and governance and nominating committees as a result of SEC regulations and governance trends. A meeting attendance fee of $1,500 will be paid to each non-employee director in the event a committee or the board is required to attend significantly more meetings that last one hour or more. To date, this fee has never been paid. The retainer amounts effective subsequent to the June 2008 Board meeting are set forth in the following table:

POSITION	ANNUAL RETAINER
Chairman	$185,000	(1)
Independent Board members	$60,000
Audit Committee Chair	$25,000
Other Audit Committee members	$12,500
Compensation Committee Chair	$15,000
Other Compensation Committee members	$7,500
Governance and Nominating Committee Chair	$20,000
Other Governance and Nominating Committee members	$5,000

(1)	Includes annual base retainer of $60,000.

With respect to equity-based compensation, non-employee directors receive grants of equity incentives generally consistent with the philosophy for granting equity incentives to executive officers; i.e. to enable the non-employee directors to acquire and increase their proprietary interest in the long-term success of the Company, thus providing them with economic incentives linked to the Company’s financial performance and providing shareholder value. Grants of stock options (other than incentive stock options), stock appreciation rights, restricted stock and performance grants may be awarded under the Equity Plan based upon the recommendation of the Compensation Committee and approval of the Board. The Board may consider such factors as affordability of the grants to the Company, alignment with shareholder interests and the retention and recruitment of effective directors.

In March 2005, as revised in June 2007, the Board approved certain director stock ownership guidelines, that are part of the Company’s Corporate Governance Principles. All non-employee directors are required to accumulate shares of Company stock through direct purchases or retention of equity incentives, equal in value to three times the basic annual retainer. There is no specific time within which a non-employee director must reach the defined share ownership; however, until the ownership target is met, a director is required to retain 50% of the total of the net after-tax proceeds in stock from the exercise of equity incentive grants and the vesting of stock awards that are awarded subsequent to the fiscal year ended January 31, 2005.

The following table summarizes the total cash and equity-based compensation given in the form of restricted stock units (“RSUs”) and maximum value stock-settled stock appreciation rights (“MVSSARs”), of the independent directors and the Chairman that were expensed by the Company during fiscal 2009:

FISCAL 2009 BOARD OF DIRECTORS’ COMPENSATION TABLE

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles E. Adair(2)	92,500	70,030	—	—	—	—	162,530
Maximilian Ardelt(3)	72,500	70,030	—	—	—	—	142,530
Harry J. Harczak, Jr.(4)	51,250	88,031	—				139,281
Kathleen Misunas(5)	80,000	70,030	—	—	—	—	150,030
Thomas I. Morgan(6)	83,750	111,295	7,175(7)	—	—	—	202,220
Steven A. Raymund(8)	185,000	—	337,426(9)	—	—	275,074(10)	797,500
David M. Upton(11)	72,500	70,030	—	—	—	—	142,530
John Y. Williams(12)	80,000	70,030	—	—	—	—	150,030

(1)

Reflects expense recognized by the Company in fiscal 2009 for RSUs determined in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payments” (“SFAS 123R”). The grant date fair value of the RSUs granted in fiscal 2009 is $37.19 per unit and in fiscal 2008 is $37.42 per unit. These units fully vest one year from the date of grant. Upon vesting, the RSUs are settled in shares of the Company’s common stock.

(2)	Mr. Adair had aggregate awards outstanding as of the end of fiscal 2009 of 17,000 stock options or MVSSARs exercisable and 2,151 RSUs unvested.
(3)	Mr. Ardelt had aggregate awards outstanding as of the end of fiscal 2009 of 19,500 stock options or MVSSARs exercisable and 2,151 RSUs unvested.
(4)	Mr. Harczak had aggregate awards outstanding as of the end of fiscal 2009 of 6,453 RSUs unvested.
(5)	Ms. Misunas had aggregate awards outstanding as of the end of fiscal 2009 of 21,000 stock options or MVSSARs exercisable and 2,151 RSUs unvested.
(6)	Mr. Morgan had aggregate awards outstanding as of the end of fiscal 2009 of 1,000 MVSSARs exercisable, 4,000 MVSSARs unvested and 5,512 RSUs unvested.
(7)

Reflects expense recognized by the Company in fiscal 2009 determined in accordance with SFAS 123R for an MVSSAR grant Mr. Morgan received as a new Board member initial grant in fiscal 2008. The grant date fair value of the MVSSAR is $7.16 per share. Mr. Morgan’s MVSSAR grant vests in equal annual installments over a five-year period.

(8)	Mr. Raymund had aggregate awards outstanding as of the end of fiscal 2009 of 685,449 stock options or MVSSARs exercisable and 65,000 MVSSARs unvested.
(9)

Reflects expense recognized by the Company in fiscal 2009 determined in accordance with SFAS 123R for MVSSARs granted to Mr. Raymund in his capacity of CEO granted in fiscal 2006 and fiscal 2007. The grant date fair value of the MVSSARs granted is $7.70 per share for fiscal 2006 and $7.22 per share for fiscal 2007. Mr. Raymund’s MVSSAR grants vest in equal annual installments over a four-year period.

(10)

The amount represents Mr. Raymund’s part-time salary of $200,000 as a non-executive employee of the Company, contributions by the Company to his 401(k) Savings Plan, $9,348 for family medical insurance reimbursement and the allocation of a percentage of the salary of his administrative assistant of $60,188 for providing services to Mr. Raymund.

(11)	Mr. Upton had aggregate awards outstanding as of the end of fiscal 2009 of 19,500 stock options or MVSSARs exercisable and 2,151 RSUs unvested.
(12)	Mr. Williams had aggregate awards outstanding as of the end of fiscal 2009 of 19,500 stock options or MVSSARs exercisable and 2,151 RSUs unvested.

PROPOSAL NO. 2

ELECTION OF DIRECTORS

Pursuant to the Company’s Amended and Restated Articles of Incorporation, the Board is divided into three classes, each with a three-year term, with the terms expiring in alternate years. Three directors are to be elected at this Annual Meeting to hold office in the class which term expires at the 2012 Annual Meeting of Shareholders. All directors are to hold office until their successors have been elected and qualified. In the event any nominee is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

Nominees for Director—To Serve Until the 2012 Annual Meeting

Nominee	Age*	Principal Occupation and Other Information
Kathleen Misunas(1)(3)	58	Kathleen Misunas has served as a Director since 2000. Ms. Misunas is Principal of Essential Ideas, a company she founded in 2001. She was Chief Executive Officer of AirTreks, Inc. in 2001 and Chief Executive Officer and President of brandwise LLC in 1999 and 2000. Ms. Misunas was employed by Reed Elsevier PLC from 1996 to 1998, serving as Chief Executive Officer of Reed Travel Group in 1997 and 1998. Prior to this for 22 years, Ms. Misunas was employed by AMR Corporation, last serving as President and Chief Executive Officer of the SABRE Group (a division of AMR Corporation) and Chief Information Officer of American Airlines, Inc. She serves on the board of directors of EzRez Software, a private company in San Francisco, CA. Ms. Misunas attended Moravian College and American University.
Thomas I. Morgan(1)(3)	55	Thomas I. Morgan was appointed to the Board in February 2007. Mr. Morgan has been Chairman of the board of directors and Chief Executive Officer of Baker & Taylor, Inc. since 2008. Mr. Morgan served as Chief Executive Officer of Hughes Supply, Inc. from May 2003 until March 2006 when the company was purchased by The Home Depot. He joined Hughes Supply in 2001 as President and Chief Operating Officer. Prior to Hughes Supply, Mr. Morgan served as Chief Executive Officer of EnfoTrust Network from 2000 to 2001, Value America in 1999, and US Office Products from 1997 to 1999. Mr. Morgan began his career with Genuine Parts Company (GPC), where he held positions of increasing responsibility throughout the organization. He concluded his 22-year career with GPC in 1997, serving as Executive Vice President of S.P. Richards Co., a subsidiary of GPC. Mr. Morgan holds a B.S. degree in Business Administration from the University of Tennessee.
Steven A. Raymund(4)	53	Steven A. Raymund has served as a Director since 1986 and as Chairman of the Board since 1991. Mr. Raymund has been employed by the Company since 1981. He served as Chief Executive Officer from 1986 through September 2006. Mr. Raymund is a director of Jabil, Inc. and of WESCO Distribution, Inc. He has a B.S. degree in Economics from the University of Oregon and a Master’s degree from the Georgetown University School of Foreign Service.

*	Age as of Annual Meeting
(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Governance and Nominating Committee.
(4)	Chairman of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY VOTED “FOR” THE NOMINATIONS ABOVE.

INDEPENDENT ACCOUNTING FIRM

AND AUDIT MATTERS

REPORT OF THE AUDIT COMMITTEE

Audit Committee Role

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing reports thereon. The Audit Committee’s responsibility is to monitor these processes. The Audit Committee meets with management, the Vice President, Internal Audit and the independent accounting firm to facilitate communication. The Audit Committee has the authority and available funding to investigate any matters within the scope of its responsibilities and to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the conduct of any such investigation. In addition, the Committee appoints the Company’s independent accounting firm and pre-approves all audit and non-audit services to be performed by the independent accounting firm.

In this context, the Audit Committee has discussed with the Company’s independent accounting firm the overall scope and plans for the independent audit. The Audit Committee reviewed and discussed the audited financial statements with management. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Discussions about the Company’s audited financial statements included the independent accounting firm’s judgments about the quality, not just the acceptability, of the accounting principles, and the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent accounting firm other matters required by Statement on Auditing Standards (“SAS”) No. 114, The Auditor’s Communication with Those Charged With Governance. Management’s report and the independent accounting firm’s report and attestation on internal controls over financial statements pursuant to Section 404 of the Sarbanes-Oxley Act were reviewed and discussed by the Audit Committee with management and the independent accounting firm. In addition to discussing key risk areas throughout the year, management, internal audit and the independent accounting firm also made presentations to the Audit Committee on specific topics of interest, including the audit process and methodology, foreign exchange hedging program and risk management and European VAT management and compliance.

Independence of Accounting Firm

The Company’s independent accounting firm provided to the Audit Committee the written disclosures and the letter required by Rule 3526 of the PCAOB, and the Committee discussed the independent accounting firm’s independence with management and the independent accounting firm. In addition, the Committee considered whether the non-audit services provided by the independent accounting firm could impair its independence and concluded that such services would not.

Recommendation

Based on: (i) the Audit Committee’s discussion with management and the independent accounting firm; (ii) the Audit Committee’s review of the representations of management and (iii) the report of the independent accounting firm to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2009 (“2009 10-K”) filed with the SEC.

AUDIT COMMITTEE

Charles E. Adair, Chair

Maximilian Ardelt

Harry J. Harczak, Jr.

John Y. Williams

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (“Securities Act”) or under the Exchange Act (together, “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF

INDEPENDENT ACCOUNTING FIRM

The Audit Committee selected Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm (“independent accounting firm”) for the fiscal year ending January 31, 2010. In selecting the independent accounting firm, the Audit Committee considers the firm’s independence; the quality, responsiveness, and expertise of the engagement team; the firm’s experience, leadership, structure and compliance and ethics programs; the record of the firm in regulatory, litigation and accounting matters; the firm’s financial strength; the performance on prior audits and engagements; and the appropriateness of the fees charged. Ernst & Young has been engaged as the Company’s independent accounting firm beginning with the fiscal year ended January 31, 2001. The global coordinating and local engagement partners were changed in fiscal years 2006 and 2007, respectively.

The Audit Committee has decided to submit its selection of Ernst & Young as our independent accounting firm to our shareholders for ratification as a matter of good corporate practice, although this is not required in our Bylaws or otherwise. If the selection of Ernst & Young is not ratified, it will be considered a direction for the Audit Committee to review its future selection of our independent accounting firm. The Audit Committee retains the discretion to select a different independent accounting firm if it determines that such a change would be in the best interest of the Company and our shareholders.

Representatives of Ernst & Young attended all meetings of the Audit Committee in fiscal 2009. The Audit Committee pre-approves and reviews audit and non-audit services performed by Ernst & Young as well as the fees charged by Ernst & Young for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the accounting firm’s independence. To avoid potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent accounting firm. We have not obtained any prohibited services from Ernst & Young. For additional information and details concerning the Audit Committee and its activities with Ernst & Young, see REPORT OF THE AUDIT COMMITTEE.

Representatives of Ernst & Young are expected to be present at the Annual Meeting, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from shareholders.

Independent Accounting Firm Fees

The following table shows the fees that the Company paid or accrued for the audit and other services provided by Ernst & Young for fiscal years ended January 31, 2009 and 2008:

	2009	2008
Audit fees(1)	$3,894,000	$4,162,000
Audit-related fees(2)	174,000	209,000
Tax fees(3)	384,000	531,000

Total	$4,452,000	$4,902,000

(1)

Audit Fees—This category includes the audit of the Company’s annual financial statements included in the Company’s 2009 10-K, review of financial statements included in the Company’s Form 10-Q Quarterly Reports, review and attestation of internal control over financial reporting and services that are normally provided by independent accounting firms in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions, and the preparation of written correspondence on internal control matters.

(2)

Audit-Related Fees—This category consists of assurance and related services rendered by Ernst & Young that are not reported under “Audit Fees.” The services for fees disclosed under this category principally include due diligence in connection with contemplated acquisitions, accounting consultations and attest services.

(3)	Tax Fees—This category consists of professional services rendered by Ernst & Young for tax return preparation, tax compliance, tax advice and tax audit assistance.

Policy on Pre-Approval of Audit and Non-Audit Services of the Independent Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is subject to a specific budget. Management is required to seek pre-approval of services that will exceed the budget or for services that are not detailed in an existing pre-approval. The Chair of the Audit Committee is delegated the authority to pre-approve certain services between regularly scheduled meetings, capped at a value of $500,000, with ratification by the Audit Committee at the next regularly scheduled meeting. Management reports quarterly to the Audit Committee regarding the extent of services provided by the independent accounting firm in accordance with this pre-approval, and the fees for the services performed to date. During fiscal 2009, all services were approved by the Audit Committee in accordance with this policy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2010.

COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee met with management to discuss its compensation philosophy, policies and practices generally, as well as its specific determinations. The Compensation Committee has reviewed the COMPENSATION DISCUSSION AND ANALYSIS section and has discussed it with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the COMPENSATION DISCUSSION AND ANALYSIS section be included in the Company’s 2009 10-K and Proxy Statement.

COMPENSATION COMMITTEE

Kathleen Misunas, Chair

Thomas I. Morgan

David M. Upton

The report of the Compensation Committee shall not be deemed incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company’s compensation program is set up to attract and retain quality leaders with an emphasis on long-term performance. We recognize that a sound compensation program is one of the basic elements enabling us to retain strong leadership and that it is our leadership that can most directly enhance shareholder value. Thus, we are committed to provide compensation that is reasonable in relation to the executives’ performance in meeting the expectations set forth by our Company strategies and providing long-term value in our shares. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities, cash incentives for short-term returns linked to Company and regional performance and equity awards for aligning the executives’ focus with shareholder value and the long-term, future performance of the Company. Our program directly links the cash incentive element of pay to the Company’s performance results and the equity incentives element of pay to long-term stock price performance.

Quality leadership, long-term value and responsible cost management are the considerations that provide the core of our compensation philosophy. Even as our industry, the stock market and the economy fluctuate rapidly, we look to reward effective leadership for the long-term future financial success of the Company. Our compensation program reflects our history of keeping firm control of our costs. Although we are a Fortune 200 company based on our sales, we have very narrow profit margins. We monitor very closely our selling, general and administrative expenses (“SG&A”), which include compensation expense. This circumstance creates an environment where compensation must be reasonable, controlled and near the median market rates for executive compensation in our peer group.

Targets and performance goals are set in advance of the compensation period so that the determination of achievement is objective. These goals are based upon the annual operating plan approved by the Board. It is our typical practice to make compensation decisions in March of each year. Accordingly, we set the compensation and targets that are reported in this year’s Proxy Statement in March 2008. Since then, much has happened with the economy and stock markets. As a result, we announced in December 2008 that we would eliminate common merit and cost of living salary increases for fiscal 2010 and suspend the 401(k) Company matching contributions beginning January 2009 in order to control our compensation costs. Our choice of cash incentive targets for our NEOs is based solely on performance of our earnings and of specific financial goals that enhance the sales, sales profitability and return on capital for the Company.

A description of all the considerations that we balance to set our compensation is discussed below.

Key Goals and Elements of Compensation

The following table shows the alignment of the primary components of our philosophy, our goals and the rationales of the Company’s compensation program. Also noted is which element of pay each goal represents:

Goal	Element of Compensation	Rationale/ Philosophy
Attract quality leaders.	Base salary, cash incentives, equity awards.	The leaders of the Company
guide the strategies and direct
the Company’s assets (people,
physical assets, business
relationships and capital) to
achieve both short-term and
long-term success. A solid
compensation package is
necessary to compete in the
market for quality leaders.

Goal	Element of Compensation	Rationale/ Philosophy
Retain leaders that drive performance to achieve long-term shareholder value.	Equity awards.	Equity awards are made
pursuant to the terms of the
Equity Plan approved by our
shareholders. We seek to
provide an appropriate link
between compensation and the
creation of long-term
shareholder value. The type and
size of equity awards and the
layered vesting schedules are
intended to provide incentives to
enhance long-term Company
performance, as reflected in
stock price appreciation. This
element of compensation joins
executive motivation with
shareholder interests and is also
considered to be our best
motivation for retention.
Demonstrate responsible cost management.	Base salary, cash incentives, equity awards.	Our Company operates a very
low cost model. Compensation
awarded must be consistent with
this approach. Salaries and cash
incentives are targeted in the
mid-range of our peer group.
Adjustments to our
compensation levels are based
upon the Company’s anticipated
operating plan. The type and
size of equity awarded is
influenced by associated costs to
the Company in relation to the
operating plan.
Create targets for the individual that are challenging and that will drive performance to achieve short-term goals.	Cash incentives.	Performance based pay aligns
the interests of our executives
with our short-term performance
goals. We decide annual cash
incentives pursuant to the
Company’s Incentive Bonus
Plan approved by our
shareholders. Pay that is
performance based motivates
and rewards individual efforts
tied to the overall success of the
Company. Pay is linked directly
to performance by the carefully
chosen metrics, that result in pay
that varies in concert with
overachievement or
underachievement.

In addition to our core elements of base salary, cash incentives and equity awards, our compensation program includes other standard benefits that are available to all employees, such as medical and dental insurance, life insurance and a 401(k) Savings Plan. The Company has a deferred compensation plan available to all senior management employees in the United States. NEOs are offered participation in an Executive Choice Plan, that is designed to reimburse our executives for perquisites such as tax and estate counseling, insurance premiums, personal and professional development expenses and club memberships. The total reimbursement amount is capped between $10,000 and $20,000 depending on the participant’s position.

The Company has an Executive Severance Plan (“Severance Plan”) that provides benefits to senior executives in the event of a Company-initiated, non-misconduct separation from the Company. The Severance Plan assists in attracting talent and minimizing distraction by providing some security for both the Company and the executive through a transition period in the event the employment relationship is not successful.

Consistent with our cost-sensitive approach to compensation, we do not maintain pension plans for the NEOs. Our NEOs do not participate in any plans for retirement other than the 401(k) Savings Plan and Deferred Compensation Plan, nor do we provide post-retirement medical or life benefits (except for the Chairman of the Board). Each separate benefit plan describes the impact of retirement on the benefits provided under that plan.

Oversight of the Compensation Program and Participants in Setting Compensation

The Company’s executive compensation program is administered and overseen by the Compensation Committee of the Board with assistance from the CEO and other officers, as appropriate. An independent compensation consultant is selected and retained by and reports directly to the Compensation Committee and assists the Committee with its duties.

Compensation amounts, measures and criteria are determined using a combination of peer group data, considerations of various combinations of compensation and historical compensation data provided to and discussed among the Compensation Committee, the independent compensation consultant and senior management. Typically, much of the decision-making for the year is done to coincide with the March meetings of the Compensation Committee and Board, where annual salaries, cash incentive targets and equity incentive grants are set and awarded. In addition, the Committee evaluates legal perspectives from outside counsel, considers rating agency opinions and coordinates with the other committees of the Board to ensure valid accounting treatment that is consistent with corporate policies.

Role of Consultants—The Compensation Committee selects and engages a compensation consultant and authorizes their work. Reports and advice from the consultant may be requested by and are shared between the Compensation Committee, the Board and management. Although there is no written policy, the Company agrees with the philosophy of maintaining the independence of the compensation consultant and this is reflected in our practice. Our compensation consultant does not provide any services directly to the Company. Through the period for which we are reporting data in this Proxy Statement, Pearl Meyer & Partners, Inc. was engaged as the consultant. In 2008, the Compensation Committee evaluated its needs, and after interviewing various compensation consulting firms, engaged PRM Consulting Group, Inc. as the compensation consultant.

Selection of Peer Groups—With guidance from the independent compensation consultant, and input and discussion with management, the Compensation Committee selects which companies to benchmark against. There is ongoing discussion as to whether the mix of companies in the peer group produces a valid competitive analysis relative to our talent requirements. The peer groups are chosen annually by considering our competitors, the IT industry, other distributors and companies with circumstances similar to ours (such as income percentages, low operating margins and global operations).

Role of Management—Typically, our Chief Executive Officer, Chief Financial Officer and human resources senior officers analyze the information provided by the compensation consultant in light of the Company’s financial and operational circumstances. We do not try to mirror any other particular company’s compensation practices, and we generally do not directly target our compensation levels against the compensation provided by other members in our peer group. However, consideration is given to certain aspects of other companies’ data, depending on which areas are pertinent to our position as a distributor with narrow margins and our geographic locations. Similarly, for each executive position, market data is evaluated for relevant comparisons such as the importance of the role of each executive to the Company’s business model, the expected contribution of the executive in light of the responsibilities inherent in his or her position and the risks inherent in our operating plan. In addition to market data, other factors are considered, such as the Company’s annual operating plan, targeted earnings, overall financial performance, the Company’s ability to absorb increases in compensation and regional performance. This analysis results in recommendations presented to and discussed with the Compensation Committee.

Role of Compensation Committee—The Compensation Committee reviews the market data provided by the independent compensation consultant and makes an independent evaluation of any recommendations of management. The Compensation Committee makes compensation decisions, issues equity incentive awards and sets the cash incentive targets for the executive officers. The compensation package for the CEO is recommended by the Committee to the independent members of the Board. The key goals of the compensation program are balanced with the market data and the Company’s financial planning and expectations to determine the final compensation for each executive. The Compensation Committee sets policies and gives direction to management on all aspects of the executive compensation program. The Compensation Committee Charter, posted on the Corporate Governance section of the Investor Relations area of our website at www.techdata.com, sets forth the full responsibilities of the Committee.

Philosophy and Practice

Total Compensation Relative to Market—The total compensation for our NEOs is designed to provide competitive compensation relative to the companies in our peer group. It is our practice to set compensation that directly correlates with how the Company has performed within our channel and as compared to the peer groups. An important consideration is affordability, so our peer group must contain other low margin companies. It is notable, however, that the data available on the peer groups is reported for the prior year, which is then used in the analysis for setting our compensation for the upcoming year.

Our compensation consultant during the time compensation was set for fiscal 2009, Pearl Meyer & Partners, provided market data about industry competitors, using the peer group selected by the Compensation Committee. The peer group selected for fiscal 2009 was Anixter International, Arrow Electronics, AutoNation, Avnet, Best Buy, CDW, Circuit City, CVS, Ingram Micro, Insight, Nash Finch, Office Depot, Performance Food Group, Rite Aid, Safeway, Staples, Supervalu, Synnex, Sysco and United Stationers.

Aligned with our philosophy of setting total cash compensation (base salary plus cash incentive) near the 50th percentile of the peer group market, the Compensation Committee was provided with a competitive pay analysis comparing our NEOs’ total cash compensation in fiscal 2008 to the 50th and 75th percentiles of the peer group companies. The total cash compensation for our NEOs is targeted based on the 50th percentiles of data provided in the competitive pay analysis.

Balance of Elements—Overall, the compensation program balances incentives to perform and achieve value, with competitive pay in our low margin environment. The Compensation Committee views all the elements of compensation together to set the total compensation for each NEO. The Compensation Committee believes the balance between elements should vary for each NEO, to emphasize the differences in their roles in the Company, and should be a realistic reflection of the market. Each element has different goals tied to it, that all must be balanced in such a way as to enable achievement of all the goals of the compensation program.

The base salary and cash incentives are considered together to set a fair cash compensation level for attracting quality leaders and driving annual performance. The combination of salary and cash incentive targets is viewed as necessary to be competitive in the market and to bring the total cash compensation to mid-market levels. The performance measures and the specific targets for the cash incentives are carefully chosen. These are then balanced by the acceleration and deceleration schedules attributed to each measure. These performance measures are further tied to our annual operating plan, reflecting our cost-conscious approach.

In order for total compensation to be competitive, the equity granted needs to add additional realizable value, so the amount, type and measures for the equity grants are very meaningful to balance our conservative salary and cash incentive amounts. The Compensation Committee balances the targeted equity grant with the total cash compensation to motivate each NEO to achieve both long-term and short-term objectives. The CEO’s allocation is to ensure an equal balance between short-term performance and long-term shareholder value. The next tier of executives is more heavily weighted toward the annual business goals, but with a reasonable amount tied to long-term shareholder value. The four-year vesting also adds weight to the long-term value aspect of the equity grants. These allocations are also consistent with the market information the Compensation Committee reviews from the compensation consultant.

Base Salary—The Compensation Committee focuses on setting an adequate base salary that when combined with the cash incentive will attract and retain its NEOs and act as a barrier for a competitor to easily draw these key employees away from the Company. The Company’s strong consideration for controlling costs is achieved partially by its philosophy of setting compensation targets in the middle range of its peers, so the benchmarking target is typically viewed at the 50th percentile.

Variable/At-Risk Compensation—The Compensation Committee believes the cash incentives targeted should be variable and should realize upside and downside so as to reflect an amount at risk, balanced against a target that is reasonable to achieve in order to reward the short-term superior participation and performance of the executive, as well as to meet the Company’s goal of retention of quality executives. The targets are intended to drive each individual’s performance and present rewards for those that are successful. The incentives are tied to performance measures that include both corporate and regional measures of profitability that are approved by the Compensation Committee from a listing in the Incentive Bonus Plan. These measures of profitability include earnings per share, operating income, contribution margin and return on capital employed (“ROCE”). It also includes other financial performance measures, either on a worldwide or geographic segment basis, depending on the role of the NEO.

To coincide with our financial planning and reporting processes, it is the Company’s practice to decide if the targets were achieved for the prior year and to set targets for the coming year at its March Board meeting that follows the end of our fiscal year. The potential cash incentive is tied to the financial performance of the Company for the year in relation to the Company’s annual operating plan. The targets are established using a non-GAAP calculation with carefully discussed exclusions for unusual or one-time occurrences, such as dispositions and restructuring charges. Each year in formulating the cash incentive targets, the Compensation Committee considers the anticipated financial achievement of the Company. The selection of criteria is based on each individual’s span of control. The factors that have most influenced the targets chosen are the worldwide or regional role of the NEO, the links to shareholder value and measurements of Company’s financial performance.

The Compensation Committee seeks to set targets at levels that are fair to the NEO and are competitive with the market for retention purposes. The process of setting targets each year does not consider actual pay-out attainment in prior years, but focuses on the annual operating plan goals for the current year. The target should be achievable upon delivery of results for the defined measure, with the potential acceleration of the incentive at risk and challenging to achieve. Achievement is not considered an entitlement, but should be the result of hard work that stretches the normal effort, and demonstrates success vis-à-vis the established targets.

The cash incentive is subject to an acceleration ratio if established targets are exceeded (conversely, if established targets are not met, the cash incentive is reduced). Cash incentive acceleration is capped at 200% of the target cash incentive amount. There is a lower deceleration threshold, recognizing that achievement at less than the target level will result in total cash compensation that is below market. The ranges for the potential acceleration and deceleration for this compensation period are set forth below in Determination of Compensation for Fiscal 2009, At-Risk Incentive Pay.

Long-Term Incentives—The Compensation Committee grants equity incentives to our NEOs through the Equity Plan. Equity incentives are designed to create a mutuality of interest with shareholders by motivating the executive officers to manage the Company’s business so that the shareholders’ investment will grow in value over time. The equity incentives also reward longevity and increase retention by spreading the vesting of the grant over several years. The retention goal is a critical aspect that is addressed in the equity grants, as the Company does not maintain a defined benefit pension plan or provide other post-retirement medical or life benefits for NEOs due to their costs. The grant of equity is meant to allow the NEOs to focus on long-term goals without losing value in the short term.

Equity incentives are granted at the fair market value on the date of grant and are typically granted annually at our March Board and committee meetings, although the Compensation Committee may also make grants at any regularly scheduled Compensation Committee meeting during the year as it determines necessary to enhance retention, motivate our NEOs or reward exceptional performance. Grants for new hires and promotions are made at each regularly scheduled quarterly Compensation Committee meeting for those new hires and promotions that occurred in the just completed quarter. The grant date is always a regularly scheduled Compensation Committee meeting.

The decision of what type of equity to grant and the value of the grant is based upon an evaluation of the Company’s overall financial performance for the year, the desirability of long-term service from the executive officer, the perceived value to the executive, the dilutive effect to the shareholders, the effect of the accounting rules on expensing the grant and the number of equity incentive units issued to other executive officers in the Company with approximately the same responsibility as the executive officer at issue. The amount of equity granted takes into consideration what the annual operating plan indicates the Company can afford and the value the Company desires to deliver to the NEO.

The Company has issued traditional stock options in the past that are still being exercised. In 2005, in response to changes in accounting rules requiring the expensing of options for financial reporting purposes, the Company moved to granting MVSSARs, or maximum value options. These maximum value option awards provide executives with the opportunity to benefit from the increase in our stock price from the date of grant to the date of exercise, but place a ceiling of $20 per share on the total gain that can be realized. The value cap significantly reduces the expense to the Company and allows a consistent calculation of the expense. The stock appreciation right element of the MVSSARs was chosen to lessen the dilutive impact of the grants.

The Company has also issued RSUs. The number of RSUs granted is lower than the number of options or MVSSARs, resulting in less dilution to the shareholders. In times of macroeconomic decline, RSUs provide a superior retention value than MVSSARs or traditional stock option grants. The Compensation Committee has granted RSUs with performance and time-based measures. The grants issued in June and September 2006 that were performance based did not vest as their performance criteria were not achieved and therefore they no longer provided an effective incentive or retention tool or aided in the balancing of cash compensation to market. The Compensation Committee has subsequently granted time based RSUs, to meet the stated goals of the compensation program and the philosophy behind granting equity.

Stock Ownership Guidelines—In March 2005, the Compensation Committee approved stock ownership guidelines for certain key executive officers, including our NEOs and our directors. The executive officers are required to accumulate shares of Company stock, through owned shares, retention of stock awards or vested 401(k) shares, equal in value to a multiple of their base salary. As of fiscal 2009 year end, the target accumulations were two times base salary for Mr. Dutkowsky; one times base salary for Mr. Howells, Mr. Cano and Mr. Lamneck; and 0.5 times base salary for Mr. Osbourn. There is no specified time within which the defined share ownership must be attained; however, until the ownership target is met, these executive officers are required to retain in stock 50% of all vested restricted stock awards and 50% of the net after-tax proceeds from the exercise of all other equity incentive grants awarded subsequent to fiscal year ended January 31, 2005.

IRS Code Section 162(m)—Section 162(m) of the Internal Revenue Code imposes a limitation on the amount of compensation paid to each covered executive that can be deducted by the Company for federal income tax purposes. Compensation paid in excess of $1 million is not deductible unless it meets criteria for exemption from the deduction limitation. Certain types of performance based compensation are excluded from the limitations of Section 162(m). In structuring the overall compensation paid to the NEOs, the Compensation Committee considers the deduction limitation imposed by Section 162(m). The Compensation Committee attempts to structure any compensation that will exceed the deduction limit in a manner so that it will be deductible by the Company. In some circumstances a portion of compensation may not be deductible, but the Compensation Committee desires to minimize this result whenever possible.

Determination of Compensation for Fiscal 2009

Information Considered—In determining compensation for fiscal 2009, the Compensation Committee considered market data provided by Pearl Meyer & Partners regarding executives from our selected peer group. Comparative data at the 50th and 75th median percentiles and a breakdown of compensation from certain executives from the peer group companies were presented. The individual performance rating of each of our NEOs, along with a history of the compensation awarded to each NEO, was given to the Compensation Committee to aid in their decisions.

Areas of Focus—The main focuses resulting in significant change to our compensation program set in March 2008 was related to equalization for responsibilities; the alignment of goals between our NEOs; and adding a cash incentive performance measure. To implement these enhancements, several areas were affected. As an example, upon reflecting on the duties and responsibilities of Mr. Lamneck, our President, the Americas, it was decided that Mr. Lamneck should be in the same executive tier for compensation as our President, Europe, as they each are responsible for one of our two geographic regions. This change is supported by our philosophy of rewarding individuals for performance within areas that reflect their responsibilities and are within their sphere of influence. Because each region—the Americas and Europe—has historically generated similar sales for the Company, the responsibilities of and expectations for these two NEOs align.

In order to achieve more consistency in the goals of the top executives, the Compensation Committee decided that there should be shared performance measures for the at-risk incentives among the executive team at the top levels. In recent years, our CEO, Chief Financial Officer (“CFO”) and Chief Information Officer (“CIO”) were assigned cash incentive metrics solely based on earnings per share (“EPS”) and our regional presidents were assigned cash incentive metrics of ROCE and regional profitability (operating margin in the Americas and contribution margin for Europe), without an EPS measure. In order to align the goals and create a more cohesive team, the Compensation Committee decided to assign all the NEOs, along with other top executives, the mutual metrics of EPS and ROCE. These particular measures reflect the metrics that would most positively affect shareholder value through shorter term goals and were measurable. These are then tailored for each NEO by assigning different performance weightings and by recognizing the NEO’s regional or worldwide responsibilities, to retain accountability for areas within their influence.

An additional cash incentive performance measure was added for our NEOs with primary regional responsibility—Mr. Cano and Mr. Lamneck. The added metric was a target that measured profitability as a percentage of sales in each region. As in the past, these NEOs continue to be measured on profit dollars or euros achieved. The Compensation Committee believes the added metric of profitability as a percentage motivates Mr. Cano and Mr. Lamneck to concentrate on achieving revenue that is profitable for the Company. These approaches align the measures with the Company strategy of focusing on profitable vendor and customer relationships and with the compensation philosophy of setting goals that are challenging to achieve.

The Compensation Committee focused its review on the overall programs involving the executives including not just the compensation program, but also the severance plan, performance management and succession planning process. When looking at compensation, there was more cohesive attention on the total effect of all programs and plans, and their relationship to metrics and total compensation. Goals that were given the primary emphasis were those of retention balanced with affordability and those ensuring that the choices for all compensation measures would drive the most long-term shareholder return.

Base Salary—For the compensation period reported in the SUMMARY COMPENSATION TABLE, salary increases were limited from 0% to 5% and were awarded due to role expansion or international country mandate, with Mr. Lamneck receiving the largest increase of 5% as a result of the change in his executive level comparison tier discussed above. These increases were less than those given the previous year. The Company has decided that no salary increases will be made for the upcoming year.

At-Risk Incentive Pay—As discussed above, in setting the cash incentive targets for fiscal 2009, the Compensation Committee applied certain specific performance measures for all the NEOs, but allocated the target by different percentages that reflected the role and position of each NEO.

The selected performance measures that are shared among all of the NEOs are EPS and ROCE. The EPS metric is determined on a worldwide basis for all the NEOs. The remaining performance measures recognize the primary responsibilities of the role of each NEO as either worldwide or regional. ROCE is determined on a worldwide basis for Mr. Dutkowsky, Mr. Howells and Mr. Osbourn and on a regional basis for Mr. Cano (Europe) and Mr. Lamneck (the Americas). For Mr. Cano and Mr. Lamneck, the Compensation Committee also assigned the performance measures for regional profitability (contribution margin for Europe or operating income for the Americas), measured separately based on total profit and as a percentage of sales. The percentage weightings of the selected performance measures also recognize the worldwide or regional influence of the individual NEO, summarized in the following table:

WEIGHTING OF PERFORMANCE MEASURES

	EPS	ROCE	Regional profitability measured in $/€	Regional profitability as % of sales
Dutkowsky	75%	25% (Worldwide)
Howells	75%	25% (Worldwide)
Cano	25%	25% (Europe)	25%	25%
Lamneck	25%	25% (Americas)	25%	25%
Osbourn	75%	25% (Worldwide)

Each of these targets was set with deceleration and acceleration ranges that recognize overachievement and underachievement. These performance measures are all at-risk. For each performance measure, if the target is underachieved by a set percentage, then there is no cash incentive paid for that metric. If the metric is overachieved up to a set amount, the payout is accelerated up to a maximum of 200%. The deceleration and acceleration ranges set for cash incentive compensation during this period are:

DECELERATION & ACCELERATION OF CASH INCENTIVE PAYMENTS

	No payout if target underachieved by:	Payout at 200% (maximum) if overachieved by:
EPS	50%	20%
Worldwide ROCE	20%	20%
Americas operating income in $	50%	20%
Americas operating income as %	20%	20%
Americas ROCE	20%	20%
Europe contribution margin in €	20%	20%
Europe contribution margin as %	20%	20%
European ROCE	20%	20%

The total cash incentive amounts achieved for fiscal 2009 are stated in the SUMMARY COMPENSATION TABLE. The achievement level was certified by the Compensation Committee in March 2009. The targets were achieved in a range of 58% to 97%.

Equity Incentive Awards—In March 2008, the Compensation Committee decided to award equity incentives in the form of RSUs for fiscal 2009. RSUs were chosen due to certain attractive qualities: creating a less dilutive effect on the shareholders, providing a straightforward accounting treatment and being perceived as having a greater value to the employee when the Company’s growth rate is maturing or the share values are volatile. The RSUs granted are time based with a four-year vesting schedule. The time element meets the Compensation Committee’s desire to enable the executives to focus on long-term goals and to address retention issues. It is felt that RSUs offer the incentive for the NEOs to act to maximize share value as the RSUs have better value as the stock price rises.

The size of each NEO grant was determined individually by the Compensation Committee, based upon the effectiveness of each NEO’s performance in the prior year, as well as an analysis of total annual earnings compared to the competitive market. The market data provided indicated that a three-year vesting schedule was the most common. However, the Compensation Committee decided to issue the grant with a four-year vesting, as this is consistent with using the equity award to emphasize long-term performance and as the primary element for retention.

CEO Compensation—Compensation of the CEO position is reviewed by the Compensation Committee and recommended to the independent members of the Board for approval in executive session outside of the presence of the CEO. In March 2008, Mr. Dutkowsky received an increase in base salary of 4%; however, no salary increase will be given to Mr. Dutkowsky in fiscal 2010. Beginning with the 2009 fiscal year, there were no terms of Mr. Dutkowsky’s Employment Agreement effective October 2, 2006 (“Employment Agreement”) applicable to the cash incentive determination or dictating the type and size of equity grants. Mr. Dutkowsky’s cash incentive performance criteria selection, weightings and deceleration/acceleration schedule were set in concert with the other NEOs and are summarized above in At-Risk Incentive Pay. The Compensation Committee also granted Mr. Dutkowsky the same type of equity—RSUs—with four-year vesting as was granted to the other NEOs.

For a more detailed description of Mr. Dutkowsky’s terms of employment, the full Employment Agreement is included as Exhibit 10-AAnn to our October 31, 2006 Form 10-Q filed on December 6, 2006.

Executive Choice Program and Perquisites—In line with our cost-conscious philosophy for executive compensation, the Company provides minimal perquisites and considers this not a significant component of the compensation package. The majority of perquisites are covered by our Executive Choice Plan, which plan and participants are approved by the Compensation Committee annually. The plan is designed to give executives the opportunity to select from a list of those types of benefits that meet their individual needs, including supplemental insurance premiums, uninsured health care expenses, professional services such as tax, legal, financial and estate planning, club memberships and personal or professional development expenses. The participating executive officer is reimbursed for expenses related to these benefits. Under this plan, Mr. Dutkowsky, Mr. Howells, Mr. Cano and Mr. Lamneck could receive total reimbursement up to $20,000 each, and Mr. Osbourn could receive total reimbursement up to $15,000.

Severance Plan—The Severance Plan provides our NEOs with base salary and a pro rata portion of certain incentive compensation over a specified period if the Company terminates the NEO’s employment without cause. The severance period is determined based upon the NEO’s position held at termination and years of service to the Company. Based on their current positions and years of service, the Compensation Committee has set the continuation period for the receipt of base salary in the event of separation for Mr. Cano, Mr. Howells and Mr. Lamneck at 24 months. Mr. Dutkowsky’s Employment Agreement sets his severance benefit period for base salary at 24 months. Mr. Osbourn’s severance benefit period for base salary was amended to be 12 months, in consideration of allowing him flexibility in his working location. In addition, the Severance Plan provides that a participant who is involuntarily terminated for reasons other than gross misconduct will receive the portion of his or her annual cash incentive that is based on the Company’s performance, prorated through the date of such participant’s separation, not to exceed the lesser of actual performance or 100%. Participants severed due to a reduction in force also receive the prorated portion of his or her annual cash incentive that is based on their individual performance. NEO cash incentives were all based on Company performance.

SUMMARY COMPENSATION TABLE

The salary and cash incentive targets for fiscal 2009 were set in March 2008. The actual cash incentive achieved was determined in March 2009. There is much discussion of the details of our NEO’s total compensation in the COMPENSATION DISCUSSION AND ANALYSIS section of the proxy, above, and particularly in the subsection Determination of Compensation for Fiscal 2009 of the CD&A to which we direct you for a full understanding of all of the elements of compensation earned during the past three fiscal years.

The following table presents information concerning compensation paid to or earned during the last three fiscal years by (i) the CEO, (ii) the CFO and (iii) each of the three other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year):

Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)		(d)		(e)	(f)	(i)		(j)
Robert M. Dutkowsky	2009	948,461		727,320		1,151,792	884,187	31,993	(5)	3,743,753
Chief Executive Officer	2008	916,154		1,590,000	(4)	688,454	828,434	80,026	(5)	4,103,068
	2007	304,615	(5)	550,825	(4)	233,568	176,407	223,094	(5)	1,488,509
Jeffery P. Howells	2009	703,154		377,454		439,193	204,879	35,424	(6)	1,760,104
Executive Vice President and Chief Financial Officer	2008	667,455		954,800		311,266	221,864	36,119	(6)	2,191,504
	2007	612,461		368,900		51,689	350,190	40,177	(6)	1,423,417
Néstor Cano	2009	650,000		504,156		499,009	243,431	269,138	(7)	2,165,734
President, Europe	2008	650,000		470,700		350,849	264,513	160,546	(7)	1,896,608
	2007	650,000		243,800		59,369	421,200	154,568	(7)	1,528,937
Kenneth T. Lamneck	2009	499,461		224,220		269,277	149,437	39,395	(8)	1,181,790
President, the Americas	2008	474,076		254,900		172,042	149,056	33,886	(8)	1,083,960
	2007	442,576		171,800		16,484	137,831	35,698	(8)	804,389
Joseph A. Osbourn	2009	498,001		190,950		265,363	149,437	23,805	(9)	1,127,556
Executive Vice President and Chief Information Officer	2008	478,677		483,000		187,835	162,370	26,056	(9)	1,337,938
	2007	459,289		195,500		32,435	267,975	20,892	(9)	976,091

Column lettering is consistent with lettering in Item 402(c)(1) of SEC Regulation S-K.

(1)	Includes amounts deferred under the 401(k) Savings Plan and Deferred Compensation Plan.
(2)

Reflects expense recognized by the Company in each respective fiscal year in accordance with SFAS 123R for Restricted Stock granted. For a discussion of the assumptions relating to these valuations, see the 2009 10-K, Item 8, Note 12- Employee Benefit Plans.

(3)

Reflects expense recognized by the Company in each respective fiscal year in accordance with SFAS 123R for MVSSARs granted. For a discussion of the assumptions relating to these valuations, see the 2009 10-K, Item 8, Note 12- Employee Benefit Plans.

(4)

Mr. Dutkowsky’s employment with the Company began in October 2006. The salary and cash incentive reported for fiscal 2007 reflects only four months of employment with the Company. The cash incentive reported for fiscal 2008 is reduced by $250,000 that was included in his cash incentive for 2007 as a partial acceleration in accordance with his Employment Agreement.

(5)

For Mr Dutkowsky, in fiscal 2009 the amount is comprised of $20,000 received pursuant to the Executive Choice Plan, contributions by the Company to his 401(k) Savings Plan and gross-up for travel for his spouse of $7,051. In fiscal 2008, the amount is comprised of $20,000 received pursuant to the Executive Choice Plan, contributions by the Company to his 401(k) Savings Plan, a gross-up for travel for his spouse of $11,924 and $44,209 for the actual loss (in addition to the estimated loss reported for fiscal 2007) on the sale of Mr. Dutkowsky’s property and expenses related to holding and marketing the property for sale. In fiscal 2007, Mr. Dutkowsky’s total includes $20,000 under the Executive Choice Plan, $15,166 for tax and legal services and $187,928 for relocation, which includes $162,000 expensed by the Company for the estimated loss on the sale of Mr. Dutkowsky’s property and expenses related to holding and marketing the property for sale.

(6)

For Mr. Howells, in fiscal 2009 the amount is comprised of $20,000 received pursuant to the Executive Choice Plan, contributions by the Company to his 401(k) Savings Plan and gross-up for travel for his spouse of $7,011. In fiscal 2008, the amount is comprised of $20,000 received pursuant to the Executive Choice Plan, contributions by the Company to his 401(k) Savings Plan, a gross-up for travel for his spouse of $7,950 and the value of a service recognition award. In fiscal 2007, Mr. Howells received $20,000 under the Executive Choice Plan, contributions of the Company’s common stock to his 401(k) Savings Plan and $12,561 for a gross-up for travel for his spouse.

(7)

For Mr. Cano, in fiscal 2009 the amount is comprised of $20,000 received pursuant to the Executive Choice Plan, $234,440 related to the fluctuation in the exchange rate between the US dollar and the euro and $14,698 for personal use of a company leased automobile. In fiscal 2008, the amount is comprised of $20,000 received pursuant to the Executive Choice Plan, $130,000 related to the fluctuation in the exchange rate between the US dollar and the euro and $10,546 for personal use of a company leased automobile. In fiscal 2007, Mr. Cano received $20,000 under the Executive Choice Plan, reimbursement of expatriate related expenses in the amount of $134,568 comprised primarily a cost of living adjustment of $44,799 and $72,187 related to changes in the exchange rate between the U.S. dollar and the euro.

(8)

For Mr. Lamneck, in fiscal 2009 the amount is comprised of $20,000 received pursuant to the Executive Choice Plan, contributions by the Company to his 401(k) Savings Plan and gross-up for travel for his spouse of $12,665. In fiscal 2008, the amount is comprised of $15,000 received pursuant to the Executive Choice Plan, contributions by the Company to his 401(k) Savings Plan, a gross-up for travel for his spouse of $10,953 and the value of a service recognition award. In fiscal 2007, Mr. Lamneck received $15,000 under the Executive Choice Plan, contributions of the Company’s common stock to his 401(k) Savings Plan and $10,853 for a gross-up for travel for his spouse.

(9)

For Mr. Osbourn, in fiscal 2009 the amount is comprised of $15,000 received pursuant to the Executive Choice Plan and contributions by the Company to his 401(k) Savings Plan. In fiscal 2008 the amount is comprised of $15,000 received pursuant to the Executive Choice Plan and contributions by the Company to his 401(k) Savings Plan of $11,056. In fiscal 2007, Mr. Osbourn received $15,000 under the Executive Choice Plan and contributions of the Company’s common stock to his 401(k) Savings Plan.

GRANTS OF PLAN BASED AWARDS TABLE

The table below sets forth, for each of the NEOs, the grants of awards under the Equity Plan made during the fiscal year ended January 31, 2009.

Name	Grant Type	Grant Date	All Other Stock Awards; Number of Shares of Stock or Units(1) (#)	All Other Option Awards; Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
(a)		(b)	(i)	(j)	(k)	(l)
Dutkowsky	RSU	3/26/08	50,000			1,642,500
Howells	RSU	3/26/08	16,523			542,781
Cano	RSU	3/26/08	16,473			541,138
Lamneck	RSU	3/26/08	11,068			363,584
Osbourn	RSU	3/26/08	9,178			301,497

Column lettering is consistent with lettering in Item 402(d)(1) of SEC Regulation S-K.

(1)	All grants listed are of RSUs that vest in equal annual installments over four years.
(2)	The grant date fair value of RSUs is calculated as the number of RSUs granted in column (i), multiplied by the last sales price as quoted on Nasdaq on the date of grant of $32.85.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table sets forth, for each of the NEOs, the outstanding equity awards as of January 31, 2009:

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
Dutkowsky	150,000	150,000		36.66	10/2/16
	50,000	150,000		35.38	3/28/17
						10,000	(3)	181,100
						8,333	(3)	150,911
						50,000	(5)	905,500
Total	200,000	300,000				68,333		1,237,511
Howells	50,000			43.26	3/20/12
	8,380			24.27	3/19/13
	50,000			41.08	3/30/14
	37,500	12,500		37.06	3/31/15
	30,000	30,000		37.04	3/29/16
						9,414	(4)	170,488
						11,060	(5)	200,297
						16,523	(5)	299,232
Total	175,880	42,500				36,997		670,017
Cano	23,800			30.63	4/4/10
	20,000			44.00	8/1/10
	60,000			43.26	3/20/12
	60,000			41.08	3/30/14
	52,500	17,500		37.06	3/31/15
	30,000	30,000		37.04	3/29/16
						12,191	(4)	220,779
						10,851	(5)	196,512
						16,473	(5)	298,326
Total	246,300	47,500				39,515		715,617
Lamneck	40,000			41.64	3/8/14
	30,000	10,000		37.06	3/31/15
	20,000	20,000		37.04	3/29/16
						5,961	(4)	107,954
						6,118	(5)	110,797
						11,068	(5)	200,441
Total	90,000	30,000				23,147		419,192

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE—(continued)

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
Osbourn	40,000			35.00	10/26/10
	28,000			28.31	4/2/11
	40,000			43.26	3/20/12
	40,000			41.08	3/30/14
	30,000	10,000		37.06	3/31/15
	20,000	20,000		37.04	3/29/16
						6,162	(4)	111,594
						6,144	(5)	111,268
						9,178	(5)	166,214
Total	198,000	30,000				21,484		389,076

Column lettering is consistent with lettering in Item 402(f)(1) of SEC Regulation S-K.

(1)

Represents stock options and MVSSARs granted in and prior to fiscal 2007; grant price equal to the last sales price as quoted on Nasdaq on the date of grant; vesting occurs in equal annual installments over four years.

(2)	The market value is based upon the last sales price of $18.11 on the last trading day in fiscal 2009.
(3)	Represents RSUs granted in fiscal 2007 and 2008, which vest in equal quarterly installments over three years.
(4)	Represents a grant of RSUs on December 5, 2006, which vests 25% in fiscal 2009, 50% in fiscal 2010 and 25% in fiscal 2011.
(5)	Represents RSUs granted in fiscal 2008 or fiscal 2009, which vest in equal annual installments over four years.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth, for each of the NEOs, information with respect to the exercise of stock options, MVSSARs and similar instruments, and vesting of other equity-based awards during the fiscal year ended January 31, 2009:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
(a)	(b)	(c)	(d)		(e)
Dutkowsky	—	—	20,000	(1)	568,867
Howells	—	—	8,073	(2)	272,148
Cano	—	—	8,930	(3)	302,335
Lamneck	—	—	4,026	(4)	136,687
Osbourn	—	—	4,851	(5)	163,898

Column lettering is consistent with lettering in Item 402(g)(1) of SEC Regulation S-K.

(1)

RSUs granted on October 2, 2006 vested 3,333 shares on April 2, 2008 at fair market value (“FMV”) of $32.66, 3,334 shares on July 2, 2008 at FMV of $34.28, 3,333 shares on October 2, 2008 at FMV of $28.29, and 3,333 shares on January 2, 2009 at FMV of $18.80. RSUs granted on March 28, 2007 vested 1,667 shares on March 28, 2008 at FMV of $32.88, 1,666 shares on June 28, 2008 at FMV of $33.89, 1,667 shares on September 28, 2008 at FMV of $29.34, and 1,667 shares on December 28, 2008 at FMV of $17.15.

(2)

RSUs granted on December 5, 2006 vested 3,137 shares on February 1, 2008 at FMV of $35.05. RSUs granted on March 28, 2007 vested 3,686 shares on March 28, 2008 at FMV of $32.88. Restricted Stock Awards (“RSAs”) granted on March 30, 2004 vested 1,250 shares on March 30, 2008 at FMV of $32.80.

(3)

RSUs granted on December 5, 2006 vested 4,063 shares on February 1, 2008 at FMV of $35.05. RSUs granted on March 28, 2007 vested 3,617 shares on March 28, 2008 at FMV of $32.88. RSAs granted on March 30, 2004 vested 1,250 shares on March 30, 2008 at FMV of $32.80.

(4)	RSUs granted on December 5, 2006 vested 1,987 shares on February 1, 2008 at FMV of $35.05. RSUs granted on March 28, 2007 vested 2,039 shares on March 28, 2008 at FMV of $32.88.
(5)

RSUs granted on December 5, 2006 vested 2,054 shares on February 1, 2008 at FMV of $35.05. RSUs granted on March 28, 2007 vested 2,047 shares on March 28, 2008 at FMV of $32.88. RSAs granted on March 30, 2004 vested 750 shares on March 30, 2008 at FMV of $32.80.

NON-QUALIFIED DEFERRED COMPENSATION PLANS

The Company maintains the Tech Data Corporation Deferred Compensation Plan (“Deferred Compensation Plan”) that provides executives and directors the opportunity to make pre-tax deferrals. Presently, participants may allocate deferrals among 15 different investment alternatives and this allocation can be changed at any time. The rate of return is based on the actual gross performance of these investment alternatives less administrative expenses. Benefits payable under the Deferred Compensation Plan are dependent on and will be paid exclusively from the general assets of the Company. Participants are unsecured general creditors of the Company. Assets have been placed in a Rabbi trust to informally fund the plan. A Rabbi trust is an irrevocable trust designed to provide some assurance to the participants that future benefit obligations will be satisfied. The Deferred Compensation Plan is deemed unfunded, so the participants are taxed when they receive payments from the Deferred Compensation Plan.

The American Jobs Creation Act of 2004 changed the tax rules related to non-qualified deferred compensation plans, which administratively resulted in two separate plan documents, a pre-2005 Plan and a 2005+ Plan. The following table sets forth the contributions, earnings and balances for each NEO under the Company’s Deferred Compensation Plan for the fiscal year ended January 31, 2009 and includes a breakdown of the contributions made into the pre-2005 Plan and the 2005+ Plan.

	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earning in last FY ($)(1)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE(1) ($)	Value of deferrals by Plan ($)
Name						Pre- 2005	2005 +
Dutkowsky	920,000	—	(386,466)	—	553,534	—	533,534
Howells	—	—	(551,598)	—	915,660	274,613	641,047
Cano	—	—	7,419	—	363,002	363,002	—
Lamneck	79,000	—	(136,586)	—	231,669	30,173	201,496
Osbourn	48,000	—	(64,480)	—	570,520	528,575	41,945

(1)	None of the earnings reflected in the amounts were reported as compensation in previous years in the Summary Compensation Table.

The pre-2005 Plan and the 2005+ Plan differ primarily in the flexibility of payout options that are detailed in the following table:

	Pre-2005 Plan	2005+ Plan

Basic Distribution Options

• Retirement (the later of termination or reaching age 55 for employees, age 65 for Directors) in a lump sum or installments of 5, 10 or 15 annual payments.

• In-service distributions (lump sum) at a specified date at least three calendar years after the initial year of deferral. This election may be modified once, at least 13 months prior to the distribution date.

• Retirement – same as Pre-2005 plan.

• In-service distributions – same as Pre-2005 Plan except participant may modify at least 12 months prior to the original payout date as many times as desired; however, such modification delay the distribution at least five years.

• Separation from service, regardless of age, in a lump sum or installments of 5, 10, or 15 annual payments.

Separation of Service	No change from basic provision elected.

In-service payout options default to 13 months following separation from service for prior in-service distribution elections payable after the separation date. The participant has 30 days from the date of separation to elect one of the following:

• Lump sum payment following 13 months.

• Re-defer payment for at least five years following the 13 months in which the payment would normally be received.

Payouts may be deferred as many times as desired for a period of no less than five years from the previous payout date.

Retirement	No change from basic provision elected.	No change from basic provision elected.
Death	Prior to termination of employment with the Company and prior to benefit payments commencing, the beneficiary is entitled to the greater of 2.5 times the participant’s cumulative deferrals or their current account balance. Following termination of employment their beneficiary is entitled to receive the account balance.	Same as Pre-2005 Plan.

Change in Control	No change from basic provision elected.	Lump sum payment of vested balance.

Hardship Withdrawals	Allowed upon approval of Plan administrator. Amount limited to expenses directly associated with the hardship and all related taxes.	Same as Pre-2005 Plan however amount must be determined under regulations issued by the Secretary of the Treasury.

Unscheduled Withdrawals	Allowed with a 10% penalty.	Not allowed.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The information given in this section describes the additional or incremental payments that a NEO would receive or specific terms or conditions that would apply in the event of a termination or change in control. We do not include compensation that is unaffected by these events.

Termination/Severance—The Severance Plan provides benefits to our executives in the event of a Company-initiated, non-misconduct separation from the Company. The receipt of benefits under the Severance Plan is conditioned upon a participant executing a separation agreement, general release of claims, confidentiality agreement and non-compete agreement to be in effect for the length of the severance period for which benefits are received. The Severance Plan establishes a severance period that provides the participant his or her regular base salary compensation for a stated period, based upon position held and years of service. Payments are made in bi-weekly installments along with the Company’s regular payroll payments. Based on their current positions and years of service, the benefit period to receive base salary for each of the NEOs in the event of termination (whether or not related to a change in control) would be as follows: Mr. Dutkowsky, 24 months, based upon the terms of his Employment Agreement; Mr. Cano, Mr. Howells and Mr. Lamneck, 24 months. Mr. Osbourn’s severance benefit period was amended to be 12 months, in consideration of allowing him flexibility in his working location.

A participant who is involuntarily terminated for reasons other than gross misconduct or a reduction in force will receive the portion of his or her annual cash incentive that is based on the Company’s performance, prorated through the date of such participant’s termination. Participants severed due to a reduction in force also receive the prorated portion of his or her annual cash incentive that is based on their individual performance. Both Company and individual performance are paid at the prorated amount of actual performance, capped at the 100% level with no overachievement being paid. The determination of cash incentives payable to a terminated employee is made at the same time as continuing employees, typically following the end of each fiscal year. Any payment is made in a lump sum at the time all cash incentive awards are paid.

Change in Control—Where a change in control occurs and the NEO was terminated effective at a fiscal year end, the NEOs would receive the base salary amounts stated above applicable to a termination under our Severance Plan. There are no plans or agreements to provide the cash incentive in the event of a change in control, except that Mr. Dutkowsky’s Employment Agreement allows him to receive the prorated portion of his cash incentive applicable under the Severance Plan if he is terminated in the thirty day period following six months after a change in control occurs. Equity awards in the event of change in control are covered under our Equity Plan and for Mr. Dutkowsky, in his Employment Agreement. No additional equity is granted, but vesting is accelerated and restrictions and conditions are deemed satisfied for all outstanding grants. In the event the NEO is terminated as a result of the change in control, he will have 90 days to exercise vested equity (including any accelerated vesting).

The presentation of data in the table below is based on the assumption that the termination or change in control occurred on January 31, 2009, and assumes the highest amount of payout that could be made depending on the circumstances of the termination or change in control.

NEO	Severance period	Salary termination & change in control ($)	Cash Incentive (at lesser of cap or actual performance) ($)	Equity upon termination	Equity upon change in control
Dutkowsky	24 months	1,914,000	727,320	No additional grants.	No additional grants. Vesting accelerates.
Howells	24 months	1,419,000	377,454	No additional grants.	No additional grants. Vesting accelerates.
Cano	24 months	1,300,000	504,156	No additional grants.	No additional grants. Vesting accelerates.
Lamneck	24 months	1,010,000	224,220	No additional grants.	No additional grants. Vesting accelerates.
Osbourn	12 months	502,500	190,950	No additional grants.	No additional grants. Vesting accelerates.

Retirement—Retirement is considered a voluntary separation initiated by the executive and is not covered by the Severance Plan. The Company does not have a specific plan for the retirement of its executives, nor do we provide post-retirement medical or life benefits. Each separate benefit plan describes the impact of retirement on the benefits provided under that plan. For equity awards, an executive who has reached retirement age will have one year to exercise only those awards that have vested at the time of the retirement. Mr. Howells and Mr. Osbourn meet our retirement age qualification of 65 when adding their current age and completed years of service.

Deferred Compensation—The Deferred Compensation Plan is not automatically terminated by a change in control, and will be continued if the successor entity agrees to continue the Deferred Compensation Plan. For both termination of employment and change in control, see the table in the NON-QUALIFIED DEFERRED COMPENSATION PLANS section above.

PROPOSAL NO. 4

ADVISORY VOTE ON COMPENSATION

OF THE NAMED EXECUTIVE OFFICERS

We believe that both the Company and shareholders benefit from responsive corporate governance policies. Following the voice of our shareholders, the Company has adopted a policy to submit the compensation of our NEOs to our shareholders for a non-binding, advisory vote on an annual basis. The Company’s Corporate Governance Principles provide:

The Board values the input of shareholders regarding the compensation practices of the Company. Each year, the Board will approve a proxy that gives shareholders the opportunity to vote, on a non-binding, advisory basis, to ratify the compensation of the Company’s named executive officers as shown in the summary compensation table and related notes contained in the proxy.

We believe that our compensation policies and procedures align with the long-term interests of our shareholders. The Company’s compensation program is guided by a carefully contemplated philosophy that total executive compensation should vary based on achievement of defined financial and non-financial goals and objectives, both individual and corporate and should be focused on long-term strategies to build shareholder value. The Compensation Committee acts diligently to provide compensation opportunities that are competitive and that emphasize performance with a long-term perspective. We recognize that our place in the distribution channel is one with very low margins and our compensation program reflects this business reality. We believe that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.

We invite you to consider the details provided in the COMPENSATION DISCUSSION AND ANALYSIS, as well as the tables and other information that follow the SUMMARY COMPENSATION TABLE. These will present you with the breadth of the considerations that are taken into account when setting compensation, and details of the valuation of the elements of the compensation program as a whole. The Summary Compensation Table and its footnotes allow you to view the trends in compensation and application of our philosophies and practices for the last three years.

Because your vote is advisory, it will not be binding. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE, ON AN ADVISORY BASIS, FOR THE COMPENSATION AWARDED TO THE NAMED EXECUTIVE OFFICERS FOR THE FISCAL YEAR ENDED JANUARY 31, 2009, AS SHOWN IN THE SUMMARY COMPENSATION TABLE.

OTHER SHAREHOLDER MATTERS

PROPOSAL NO. 5

TO APPROVE THE 2009 EQUITY INCENTIVE PLAN

Overview

The Board of Directors believes the effective use of equity-based incentive plans is integral to the Company’s long-term performance and success in the marketplace. Accordingly, the Board has approved the 2009 Equity Incentive Plan of Tech Data Corporation (the “2009 Equity Plan”) and is recommending that our shareholders approve the 2009 Equity Plan. The 2009 Equity Plan will maintain the flexibility that the Company needs to keep pace with the industry and effectively attract, retain and motivate the caliber of employees essential to the Company’s success. The Board believes that long-term equity compensation aligns employees’ interests with those of other shareholders.

The 2009 Equity Plan contains the following important features:

•	The term of the 2009 Equity Plan is ten years with a fixed number of shares authorized for issuance.

•

The total shares of the Company’s common stock (“Common Stock”) proposed to be reserved under the 2009 Equity Plan includes four million (4,000,000) shares (the “Aggregate Share Limit”), which is approximately 8% of the Company’s common shares outstanding. Depending on the mix of types of awards granted, it is expected this will enable the Company to meet its needs for grants under the 2009 Equity Plan over the next several years. The closing per share price as quoted on Nasdaq of a share of Common Stock on April 2, 2009 was $23.03.

•	Employees and non-employee directors of the Company and its subsidiaries are eligible to participate.

•	Time based vesting of any equity award may not be less than one (1) year.

If the 2009 Equity Plan is approved by shareholders, it will immediately replace the Amended and Restated 2000 Equity Incentive Plan of Tech Data Corporation (the “2000 Plan”), which expires by its term on June 20, 2010. Outstanding awards under the 2000 Plan will continue to be governed by the terms of the 2000 Plan until exercised, expired or otherwise terminated or canceled. As of April  2, 2009, 5,152,177 shares of Common Stock were subject to outstanding awards under the 2000 Plan.

Summary of the 2009 Equity Plan

A summary of the principal features of the 2009 Equity Plan is provided below, but is qualified in its entirety by reference to the full text of the 2009 Equity Plan. A copy of the 2009 Equity Plan is attached to this Proxy Statement as Exhibit B and is incorporated herein by reference.

The 2009 Equity Plan will permit awards of stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units, performance awards, and other stock based awards as described below. Shareholder approval of the 2009 Equity Plan will permit the stock options, SARs and performance awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code (“Code”).

Participants include all employees and non-employee directors of the Company and employees of any corporation or entity in which the Company owns a 50% interest. As of the end of fiscal year 2009, approximately 8,000 employees and 7 non-employee directors would be eligible to participate in the 2009 Equity Plan if approved by the shareholders.

Administration and Eligibility

The 2009 Equity Plan will be administered by the Compensation Committee of the Board (the “Committee”). The Committee shall have full power and authority to operate and administer the 2009 Equity Plan in accordance with its terms, including the power to: select Participants; establish guidelines and overall numbers of and limits of awards; establish the types of, and the terms and conditions of, all awards made under the 2009 Equity Plan; make grants of awards; establish performance goals, performance measures and performance periods; reduce the amount of any award; prescribe the form(s) of award agreements; determine whether, to what extent and under what circumstances an award may be settled, cancelled, forfeited, accelerated, exchanged, deferred or surrendered; construe and interpret the 2009 Equity Plan; promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the 2009 Equity Plan; accelerate the date on which any award may be exercised or vested; delegate certain authority under the 2009 Equity Plan; and make all other determinations for the administration and operation of the 2009 Equity Plan.

Types of Awards

•	Stock Options

Grants of Options

The Committee is authorized to grant stock options to Participants that may be either Incentive Stock Options (“ISOs”) or Non-qualified Stock Options (“NQOs”). The exercise price of any stock option must be at least equal to the fair market value of the shares on the date of the grant. At the time of grant, the Committee will determine when stock options are exercisable and when they expire, provided that the term cannot exceed ten years; the maximum number of shares of Common Stock in respect of which stock options may be granted to any individual employee during any fiscal year is three-hundred thousand (300,000) shares; and for ISOs, the aggregate fair market value as of the date of grant shall not exceed $100,000, or such other limit as may exist from time to time under the Code.

Payment of Option Price

Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. Payment may be made in cash, by the transfer of shares owned by the Participant, or by delivery of an exercise notice with instructions to a broker, or in such other manner as may be authorized by the Committee.

•	SARs

A SAR is a right, denominated in shares, to receive, upon exercise, in whole or in part, without payment to the Company, an amount, payable in shares, in cash or a combination thereof, that is equal to: (i) the fair market value of Common Stock on the date of exercise; minus (ii) the fair market value of Common Stock on the date of grant of the right, multiplied by the number of shares for which the right is exercised. The Committee may grant SARs to Participants and determine the number of shares subject to each SAR, the term of the SAR, the time or times at which the SAR may be exercised, and all other terms and conditions of the SAR; provided that the maximum number of SARs that may be granted to any individual during any fiscal year is three-hundred thousand (300,000) shares, and no SAR may vest during the first year after the date of grant. The exercise price of any SAR must be at least equal to the fair market value of the shares on the date of the grant.

•	Restricted Stock and Restricted Stock Units

Restricted stock consists of shares that are transferred or sold by the Company to a Participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. Restricted stock units are the right to receive shares at a future date after vesting upon the attainment of certain conditions and restrictions. The Committee determines the eligible Participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will lapse, and all other terms and conditions of the grants. Restrictions or conditions could include the attainment of performance goals, continuous service with the Company, the passage of time or other restrictions or conditions. Awards of restricted stock and restricted stock units may include the right to be credited with dividends or dividend equivalents. The maximum number of shares of Common Stock that may be issued to any individual employee as restricted stock and restricted stock units during any fiscal year shall not exceed seventy-five thousand (75,000) shares, and the maximum value of shares of Common Stock any employee or outside director may receive during any fiscal year shall not exceed two million five hundred thousand dollars ($2,500,000), determined using the fair market value as of the date of grant.

•	Performance Awards

The Committee may grant awards of stock options, SARs, restricted stock, restricted stock units and/or other stock based awards under the 2009 Equity Plan subject to the attainment of performance goals established by the Committee and relating to one or more business criteria within the meaning of Section 162(m) of the Code. A Participant who is granted performance awards has the right to receive shares or cash or a combination of shares and cash equal to the fair market value of such shares at a future date in accordance with the terms of such grant and upon the attainment of performance goals specified by the Committee for an established performance period.

•	Performance Goals

In establishing performance goals, the Committee may use performance measures based on any one, or combination of performance criteria as the Committee deems appropriate. Certain measures are set forth in the 2009 Equity Plan. Any performance criteria may be used to measure the performance of the Company as a whole or any region of the Company and may be measured relative to a peer group or index. Performance criteria shall be calculated in accordance with the Company’s financial statements, Generally Accepted Accounting Principles or an objective methodology established by the Committee prior to the issuance of an award that is consistently applied.

The maximum number of shares of Common Stock that may be the subject of performance awards made to any individual employee in respect of any performance period or during any fiscal year shall be seventy-five thousand (75,000) shares, and the maximum value any employee may receive during any fiscal year shall not exceed two million five hundred thousand dollars ($2,500,000), determined using the fair market value as of the end of the performance period or periods or as of the date or dates of the payment, whichever is higher.

•	Other Stock Based Awards

Other stock based awards are valued based upon shares of Common Stock. Other stock based awards shall be subject to such terms and conditions as the Committee deems appropriate consistent with the 2009 Equity Plan. Unless the Committee determines otherwise to address specific considerations, other stock based awards granted to Participants shall have a vesting period of not less than one year.

Amendment of the 2009 Equity Plan

The Board or the Committee has the right and power to amend the 2009 Equity Plan, however, neither the Board nor the Committee may amend the 2009 Equity Plan in a manner that would impair or adversely affect the rights of the holder of an award without the holder’s consent. The Company shall obtain shareholder approval of any material amendment of the 2009 Equity Plan to the extent necessary to comply with applicable laws, regulations or stock exchange rules. The Board may not amend the 2009 Equity Plan without the approval of the shareholders to: (i) increase the Aggregate Share Limit; (ii) increase any limitation set forth in the 2009 Equity Plan on the number of shares of Common Stock that may be issued, or the aggregate value of awards that may be made, in respect of any type of grant to all Participants during the term of the 2009 Equity Plan or to any individual Participant during any specified period; (iii) reduce the minimum exercise price for stock options or (iv) change the performance measure criteria identified in the 2009 Equity Plan.

Term and Termination of the 2009 Equity Plan

The 2009 Equity Plan is scheduled to terminate on June 10, 2019. The Board may terminate the 2009 Equity Plan at any time, provided that such termination will not in any manner impair or adversely affect any award outstanding at the time of termination.

Change in Control

In the event of a Change in Control (as defined in the 2009 Equity Plan) of the Company, except as the Board comprised of a majority of continuing directors may expressly provide otherwise, (i) all stock options then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; (ii) all restrictions and conditions in respect of all restricted stock and restricted stock unit grants then outstanding shall be deemed satisfied as of the date of the Change in Control and (iii) all performance awards and other stock based awards shall be deemed to have been fully earned, at the maximum amount of the award opportunity specified in the award agreement, as of the date of the Change in Control.

Any payment or delivery of an award following a Change in Control to a “specified employee” as defined in Section 409A of the Code will be suspended for six (6) months from the date of such employee’s termination of employment to the extent necessary to comply with Section 409A of the Code.

Adjustments

If there is any change in the number, class, market price or terms of the Common Stock other than a regular cash dividend, the Board shall make such substitution or adjustment in the number of or class of shares that may be issued under the 2009 Equity Plan in the aggregate or to any one Participant in any calendar year and in the number, class, price or terms of shares subject to outstanding awards granted under the 2009 Equity Plan as it deems appropriate. In the event of a corporate transaction involving the Company that results in the Company’s outstanding Common Stock being converted into or exchanged for different securities, cash, or other property, there shall be substituted on an equitable basis as determined by the Committee the number and kind of shares of stock, other securities, cash, or other property to which holders of Common Stock of the Company are entitled pursuant to the transaction.

•	No Repricings or Exchanges

Except in connection with a corporate transaction and as permitted by the rules and regulations of the Code and the SEC, the Committee may not lower the exercise price of a stock option or a SAR, nor grant any award or provide cash in replacement of a cancelled stock option or SAR that had been granted at a higher exercise price, without the prior approval of the Company’s shareholders.

•	Reusage

The number of shares of Common Stock to which an award relates will be counted against the Aggregate Share Limit at the time of the grant of the award. If any award under the 2009 Equity Plan is cancelled by mutual consent or terminates, expires or is forfeited for any reason without having been exercised or settled in full, or if shares of Common Stock pursuant to an award are forfeited pursuant to the restrictions applicable to the award, or if an award is settled in the form of cash, cash equivalents or other property other than shares of Common Stock, the number of shares will again be available for purposes of the 2009 Equity Plan. However, the following shares of Common Stock will not become available for purposes of the 2009 Equity Plan: (i) shares of Common Stock previously owned or acquired by the Participant that are delivered to the Company, or withheld from settlement of an award, to pay the exercise price; (ii) shares of Common Stock that are delivered or withheld for purposes of satisfying an income tax or social insurance contribution withholding obligation; or (iii) shares of Common Stock reserved for issuance upon the grant of an SAR that exceed the number of shares actually issued upon exercise.

U.S. Federal Income Tax Consequences

The Company has been advised by counsel that the federal income tax consequences as they relate to awards are as follows:

•	ISOs

A Participant does not generally recognize taxable income upon the grant or upon the exercise of an ISO. Upon the sale of ISO shares, the Participant recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the Participant has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when a Participant dies.

The exercise of an ISO may in some cases trigger liability for the alternative minimum tax. If a Participant sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant (a “disqualifying disposition”), the Participant recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the Participant has held the ISO shares prior to disposition. In the year of a disqualifying disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the Participant recognizes as a result of the disposition.

•	NQOs

A Participant does not recognize taxable income upon the grant of an NQO. Upon the exercise of such a stock option, the Participant recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the Participant recognizes upon the exercise of the NQO.

•	Restricted Stock

A Participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award unless required by local law. Instead, the Participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A Participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award.

The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the Participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the Participant had filed a timely election to accelerate recognition of income).

•	Other Equity Awards

In the case of an exercise of a SAR or an award of restricted stock units, performance awards, or other stock-based awards, the Participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income that the Participant has recognized.

Million Dollar Deduction Limit

The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that awards in the form of performance awards constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

Section 409A

The 2009 Equity Plan has been designed so that awards thereunder either are not subject to the deferred compensation rules of Section 409A of the Code or, if subject to Section 409A, are compliant with Section 409A. To the extent that any award would be subject to Section 409A, no such award may be granted if it would fail to comply with the requirements set forth in Section 409A. Awards subject to Section 409A, but not compliant with Section 409A, could result in accelerated taxation of the awards and an additional tax and interest charge to the Participant. These potential penalties on the Participant could reduce the value of grants subject to Section 409A and adversely affect the Company’s ability to achieve the 2009 Equity Plan’s purposes. Under the 2009 Equity Plan, the Committee reserves the right to amend or terminate the 2009 Equity Plan and/or amend, restructure, terminate or replace the award, without the consent of the Participant, to cause the award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

New Plan Benefits

Future benefits under the 2009 Equity Plan are not currently determinable. The Committee has discretionary authority to grant awards pursuant to the 2009 Equity Plan and there is no provision for automatic grants.

Equity Compensation Plan Information

The number of shares issuable upon exercise of outstanding share based equity incentives granted to employees and non-employee directors, as well as the number of shares remaining available for future issuance, under our equity compensation and stock purchase plans as of January 31, 2009 are summarized in the following table:

Plan category	Number of shares to be issued upon exercise of outstanding share-based incentives	Weighted average exercise price of outstanding share-based incentives (1)	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders for:
Employee equity compensation(2)	5,067,885	$31.59	3,390,297	(3)
Employee stock purchase	—	—	563,620
Non-employee directors’ equity compensation	69,000	34.98	—

Total	5,136,885	31.64	3,953,917
Employee equity compensation plan not approved by shareholders(4)	674,887	39.57	—

Total	5,811,772	32.56	3,953,917

(1)

The calculation of the weighted average exercise price includes restricted stock awards that do not have an exercise price. Excluding the restricted stock awards, the weighted average exercise price of outstanding options and SARs would be $36.00 for equity compensation plans approved by security holders, $39.57 for equity compensation plans not approved by shareholders and $36.46 for all equity compensation plans.

(2)

The share based incentives outstanding include 2,049,748 MVSSARs have an average exercise price of $36.78. Assuming the maximum cap of $20 is reached, the maximum number of shares that would be issued from the exercise of MVSSARs would be approximately 722,000 shares. The share based incentives outstanding include a total of 56,470 shares outstanding for non-employee directors.

(3)	All remaining shares available for issuance under the 2000 Plan will no longer be available for grant upon approval of the 2009 Equity Plan by shareholders at which time the 2000 Plan will terminate.
(4)

The share based incentives outstanding include 674,887 stock options granted under the 2000 Non-Qualified Stock Option Plan of Tech Data Corporation with an average exercise price of $39.57. The termination date of the options vary according to the terms of the option award agreements, but in any event, the latest termination date of certain options under the plan is March 19, 2013. Tech Data no longer grants options under the 2000 Non-Qualified Stock Option Plan of Tech Data Corporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2009 EQUITY INCENTIVE PLAN.

OTHER MATTERS

Management knows of no matter to be brought before the meeting that is not referred to in the Notice of Annual Meeting of Shareholders. If any other matters properly come before the meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

SHAREHOLDER COMMUNICATIONS

Shareholders may communicate with members of the Board of Directors by utilizing the Company’s Ethics Reporting Hotline that is available seven days a week, 24 hours a day. You may dial a toll-free number 1-866-TD ETHIC (1-866-833-8442) and at the voice prompt use the toll-free Ethics Reporting Hotline number. You may also access the Hotline by going to www.integrity-helpline.com/TDAM.jsp. All calls and webline reports will be received by an independent, third-party provider, Global Compliance Services. A report will be provided to the Vice President, Internal Audit and the General Counsel who will communicate with the appropriate Board committee. Shareholders may also send written correspondence to any Board member through the Chairman of the Board, c/o the Company at 5350 Tech Data Drive, Clearwater, Florida 33760 or to the Company at 5350 Tech Data Drive, Clearwater, Florida 33760, attention Chief Executive Officer.

SOLICITATION OF PROXIES

In addition to the solicitation of proxies by mail, proxies may be solicited by telephone, facsimile or in person by regular employees of the Company. The Company may also retain Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $7,500 plus out-of-pocket expenses. All expenses of this solicitation, including the cost of preparing and mailing these proxy materials, and the reimbursement of brokerage houses and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock, will be paid by the Company.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholders that want to present a proposal for possible inclusion in the Company’s 2010 Proxy Statement pursuant to the rules of the SEC should send the proposal to:

David R. Vetter, Secretary

Tech Data Corporation

5350 Tech Data Drive

Clearwater, FL 33760

Proposals must be received no later than December 31, 2009 to be eligible for inclusion in the proxy material for the 2010 Annual Meeting of Shareholders.

Shareholders who want to bring a nominee for director or other business before the 2010 Annual Meeting of Shareholders other than through a shareholder proposal pursuant to the SEC’s rules must notify the Secretary of the Company in writing and provide the information required by the provision of the Bylaws dealing with advance notice of shareholder proposals. The Bylaws are available on the Corporate Governance section of the Investor Relations area of our website at www.techdata.com. In addition, our Bylaws were filed as an exhibit to the Company’s 2009 10-K. The shareholder notice must be delivered to and received at the address above no earlier than February 10, 2010 and no later than March 12, 2010. If the date of the annual meeting is moved more than 30 days before or 60 days after the anniversary of the prior year’s annual meeting, then notice of a shareholder proposal that is not intended to be included in the Company’s proxy statement under the SEC rules must be received no later than the close of business on the later of the 90th day prior to the annual meeting and the 10th day following the day on which notice of the annual meeting was mailed or publicly announced by the Company.

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

TECH DATA CORPORATION

ARTICLE I

Name and Address

The name of the Corporation is: TECH DATA CORPORATION

The Corporation’s principal office address is: 5350 Tech Data Drive, Clearwater, Florida 33760

ARTICLE II

NATURE OF BUSINESS

The Corporation shall enjoy all rights, powers and privileges conferred upon the corporations by the constitution and laws of the State of Florida.

ARTICLE III

AUTHORIZED CAPITAL STOCK

The total number of shares of capital stock that the Corporation may issue is 200,000,000 shares of Common Stock having a par value of $.0015 per share.

ARTICLE IV

Common Stock

Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote of the shareholders. Each share of Common Stock shall be entitled to share equally in dividends declared and paid by the Corporation from legally available funds. In the case of voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of the Corporation, holders of the Common Stock are entitled to receive a pro rata share of the amount distributed.

ARTICLE V

Shareholder Votes on Certain Matters

(a)         The affirmative vote of a majority of all the shares of Common Stock outstanding and entitled to vote shall be required to approve any of the following:

(i)	any merger or consolidation of the Corporation with or into any other corporation except in the case of a merger into the Corporation of a subsidiary of the Corporation 90% or more of which is owned by the Corporation and which does not require a vote of shareholders of either corporation pursuant to the laws of the State of Florida;

(ii)	any share exchange in which a corporation, person, or entity acquires the issued or outstanding shares of stock of this Corporation pursuant to a vote of stockholders of the Corporation;

(iii)	any sale, lease, exchange or other transfer of all, or substantially all, of the assets of this Corporation to any other corporation, person or entity; or

(iv)	any amendment to these Articles of Incorporation.

Such affirmative votes shall be in lieu of the vote of shareholders otherwise required by law.

(b)         Nominees for director shall be elected to the Board of Directors if the number of votes cast “for” that nominee exceed the number of votes cast “against” that nominee (excluding abstentions) at any meeting for the election of directors at which a quorum is present; provided that, if the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast at any meeting of shareholders for the election of directors at which a quorum is present, in each case subject to and in accordance with such other limitations and procedures as may be specified in the Bylaws.

(c)         Shareholder approval shall be required for all matters requiring shareholder approval by any applicable listing requirements of the securities exchange or exchanges on which securities issued by the Corporation are listed.

ARTICLE VI

Term of Existence

The Corporation shall have perpetual existence unless sooner dissolved according to law.

ARTICLE VII

Board of Directors

The business and the affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors comprised as follows:

(i)	The number of directors shall consist of not less than one nor more than thirteen members, the exact number of which shall be fixed from time to time in accordance with the Bylaws of the Corporation.

(ii)	The members of the Board of Directors elected at the 1986 annual meeting of shareholders were divided into three classes, designated as Class I, Class II, and Class III as specified in the resolution adopted by shareholders at such meeting. Each Class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Class I directors elected at the 1986 annual meeting of shareholders shall be deemed elected for a three-year term, Class II directors for a two-year term, and Class III directors for a one-year term. At each succeeding annual meeting of shareholders, successors to the Class of directors whose term expires at that annual meeting of shareholders shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be appointed among the Classes so as to maintain the number of directors in each Class as nearly equal as possible, and any additional director of any Class elected to fill a vacancy resulting from an increase in such a Class shall hold office until the next meeting of shareholders for the election of directors at which time they shall stand for election for the remaining term of such Class, unless otherwise required by law, but in no case shall a decrease in the number of directors in a Class shorten the term of an incumbent director

(iii)	A director shall hold office until the date of the annual meeting of shareholders upon which his/her term expires and until his/her successor shall be elected and qualified, subject, however, to his/her prior death, resignation, retirement, disqualification or removal from office. A director may be removed from office ~~only~~ for cause and at a meeting of shareholders called expressly for that purpose or by a vote of the holders of a majority of the shares cast that are entitled to vote at an election of directors.

ARTICLE VIII

No Pre-emptive Rights

The shareholders do not have pre-emptive rights to acquire authorized and unissued shares or treasury shares of the capital stock of the Corporation.

************

IN WITNESS WHEREOF, the undersigned have executed these Amended and Restated Articles of Incorporation this 10th day of June, 2009~~2004~~.

David R. Vetter, Secretary

EXHIBIT B

2009 EQUITY INCENTIVE PLAN

OF TECH DATA CORPORATION

1.	PURPOSE

Tech Data Corporation (the “Company”) has established the 2009 Equity Incentive Plan of Tech Data Corporation (the “Plan”) to promote the growth and profitability of the Company by strengthening its ability to attract and retain selected executive officers, employees and members of the Company’s Board, to reward and motivate selected executive officers, employees and members of the Company’s Board to achieve business objectives established to promote the long-term growth, profitability and success of the Company, and to better align the interests of selected executive officers, employees and members of the Company’s Board with the Company’s shareholders by encouraging ownership of the Common Stock of the Company. The Plan authorizes the grant of stock and cash incentive compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards.

2.	DEFINITIONS

For the purposes of the Plan, the following terms shall have the following meanings:

“ADJUSTED NET INCOME” means, with respect to any fiscal year of the Company, the amount reported as “Net Income” in the audited Consolidated Statement of Income of the Company and Subsidiaries for such year (as set forth in the Company’s Annual Report to Shareholders for such year), adjusted to exclude any of the following items: (i) extraordinary items (as described in Accounting Principles Board Opinion No. 30); (ii) gains or losses on the disposition of discontinued operations; (iii) the cumulative effects of changes in accounting principles; and (iv) any applicable adjustments for calculating net income per diluted share in accordance with generally accepted accounting principles.

“AGGREGATE SHARE LIMIT” means the maximum number of shares of Common Stock issuable under the Plan and set forth in Section 4 of the Plan.

“ANNUAL NET INCOME PER DILUTED SHARE” means, with respect to a fiscal year of the Company in respect of which a determination thereof is being or to be made, the Adjusted Net Income for such year divided by the applicable weighted average number of diluted shares of Common Stock outstanding during such year.

“AWARD” means a Stock Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Award or Other-Stock-Based Award granted pursuant to the Plan.

“AWARD AGREEMENT” means any written or electronic agreement, contract or other instrument or document evidencing an Award which may, but need not, be executed or acknowledged by the Company and/or a Participant.

“BENEFICIAL OWNER” means a “beneficial owner” within the meaning of Rule 13d-3 under the Exchange Act.

“BOARD” means the Board of Directors of the Company.

“CODE” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, together with the published rulings, regulations and interpretations duly promulgated thereunder.

“COMMITTEE” means the Compensation Committee of the Board, or such other persons or committee to which the Board has delegated any authority, as may be appropriate and permitted under the Plan and applicable law. A person may serve on the Committee only if he or she is (i) a “non-employee director” within the meaning of Rule 16(b)-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code .

“COMMON STOCK” means the common stock, par value of $.0015, of the Company, or any security issued by the Company in substitution or exchange therefor or in lieu thereof.

“COMPANY” means Tech Data Corporation, a Florida corporation and subsidiaries, or any successor corporation.

“COVERED EMPLOYEE” means any person who is a “covered employee” within the meaning of Section 162(m) of the Code.

“CUMULATIVE NET INCOME” means, in respect of any Performance Period, the aggregate cumulative amount of the Adjusted Net Income for the fiscal years of the Company during such Performance Period.

“CUMULATIVE NET INCOME PER DILUTED SHARE” means, in respect of any Performance Period, the aggregate cumulative amount of the Annual Net Income Per Diluted Share for the fiscal years of the Company during such Performance Period.

“DIRECTOR” means a member of the Board.

“DISABILITY” means: (i) for a Participant granted an Incentive Stock Option, a physical or mental condition that qualifies as a “disability” within the meaning of Section 22(e)(3) of the Code; (ii) for a Participant granted an Award other than Incentive Stock Options and employed in the United States, a physical or mental condition that qualifies as a “disability” under the U.S. long-term disability plan of the Company (irrespective of whether the Participant is eligible to participate in such plan) and which prevents such Participant from being in the full-time active employment of the Company for the entire period of 180 days immediately preceding termination of employment; and (iii) for a Participant granted an Award and employed outside of the United States, a physical or mental condition that qualifies as a long-term disability as determined under local law.

“DIVIDEND EQUIVALENT” means, in respect of a Restricted Stock Unit, a Performance Award or an Other Stock-Based Award, an amount equal to the cash dividend on one share of Common Stock payable on a dividend payment date.

“EMPLOYEE” means any individual, including any Executive Officer of the Company, who is on the active payroll of the Company or a Subsidiary at the relevant time or as may be determined under local law.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended and in effect from time to time, including all rules and regulations promulgated thereunder.

“EXECUTIVE OFFICER” means, at any time, an individual who is an Executive Officer of the Company within the meaning of Exchange Act Rule 3b-7 or who is an officer of the Company within the meaning of Exchange Act Rule 16a-1(f).

“FAIR MARKET VALUE” means, in respect of any date on or as of which a determination thereof is being or to be made, the closing sales price of a share of the Common Stock reported on such date on The NASDAQ Stock Market or, if the Common Stock was not traded on such date, on the preceding day on which sales of shares of the Common Stock were reported on The NASDAQ Stock Market, or if shares of Common Stock are not then listed on The NASDAQ Stock Market, the fair market value of a share of Common Stock on such date as determined in good faith by the Committee.

“GROUP” means two or more persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer within the meaning of Section 13(d) and 14(d) under the Exchange Act.

“INCENTIVE STOCK OPTION” means any Stock Option to purchase shares of Common Stock granted pursuant to Section 7 of the Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422A of the Code.

“NON-QUALIFIED STOCK OPTION” means any Stock Option to purchase shares of Common Stock granted pursuant to Section 7 of the Plan that is not an Incentive Stock Option.

“OUTSIDE DIRECTOR” means a Director who is not an Employee.

“OTHER STOCK-BASED AWARDS” means a grant made pursuant to Section 11 of the Plan.

“PARTICIPANT” means an Employee or Outside Director to whom an Award has been granted under the Plan.

“PERFORMANCE AWARD” means a grant made pursuant to Section 10 of the Plan, the amount and settlement of which is contingent on the achievement of specific Performance Goals during a Performance Period, determined using a specific Performance Measure, all as specified in the related Award Agreement. Performance Awards may be granted in the form of Stock Options, SARs, Restricted Stock, Restricted Stock Units, and/or Other Stock-Based Awards.

“PERFORMANCE GOALS” mean, with respect to a Performance Award, one or more targets, goals or levels of attainment selected by the Committee required to be achieved in terms of the specified Performance Measure during the specified Performance Period.

“PERFORMANCE MEASURE” means, with respect to a Performance Award, one or more of the criteria identified at Section 10(c) of the Plan selected by the Committee for the purpose of establishing, and measuring attainment of, Performance Goals for a Performance Period in respect of such grant, as provided in the related Award Agreement. For purposes of clarity, the Committee may establish a Performance Measure on a regional or jurisdictional basis, Subsidiary by Subsidiary basis, product-line basis, consolidated Company basis, or any other manner that it determines appropriate in its sole discretion.

“PERFORMANCE PERIOD” means, with respect to a Performance Award, the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select during which the attainment of one or more Performance Goals will be measured.

“PERSON” means a “person” within the meaning of Section 13(d) and 14(d) under the Exchange Act.

“PLAN” means this 2009 Equity Incentive Plan of the Company, as may be amended from time to time.

“RESTRICTED PERIOD” means the period during which shares of Common Stock issued to a Participant pursuant to an Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period, beginning on the date on which the Award is granted.

“RESTRICTED STOCK” means shares of Common Stock issued pursuant to Section 9 of the Plan with a restriction on transferability, risk of forfeiture and such other restrictions as the Committee, in its sole discretion may impose, which restrictions generally will expire on a specified date, upon the occurrence of a specified event and/or on an accelerated basis under certain circumstances, as specified in this Plan and set forth in the related Award Agreement.

“RESTRICTED STOCK UNIT” means an unsecured and unfunded promise to deliver shares of Common Stock in the future pursuant to Section 9 of the Plan, the terms and conditions of which shall be specified in the related Award Agreement.

“SAR” means a stock appreciation right granted pursuant to Section 8 of the Plan, which entitles a Participant to receive, in the form of a cash payment or shares of Common Stock (as specified by the Committee), an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the date of exercise over an exercise price established by the Committee on the date of grant.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“STOCK OPTION” means an Incentive Stock Option and/or a Non-Qualified Stock Option.

“SUBSIDIARY” means any corporation or entity in which the Company directly or indirectly owns or controls 50% or more of the equity securities issued by such corporation or entity having the power to vote for the election of directors.

3.	EFFECTIVE DATE AND TERM

(a) EFFECTIVE DATE. The Plan shall be effective on June 10, 2009, subject to the approval by the shareholders of the Company at the 2009 annual meeting of shareholders or any adjournments thereof.

(b) TERM. The Plan shall remain in effect until June 10, 2019, unless sooner terminated by the Board. Notwithstanding the foregoing, upon termination of the Plan, all Awards outstanding under the Plan will continue to have full force and effect in accordance with the terms and conditions of the Award Agreements evidencing such Awards.

4.	SHARES OF COMMON STOCK SUBJECT TO PLAN

(a) MAXIMUM NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN. The Aggregate Share Limit, subject to adjustment as provided in Section 4(b) of the Plan, shall be four million shares (4,000,000). The number of shares of Common Stock to which an Award relates shall be counted against the Aggregated Share Limit at the time of the grant of the Award. If any Award under the Plan is cancelled by mutual consent or terminates, expires or is forfeited for any reason without having been exercised or settled in full, or if shares of Common Stock pursuant to an Award are forfeited pursuant to the restrictions applicable to the Award, or if an Award is settled in the form of cash, cash equivalents or other property other than shares of Common Stock, the number of shares subject thereto shall again be available for purposes of the Plan. Notwithstanding the foregoing, the following shares of Common Stock shall not become available for purposes of the Plan:

shares of Common Stock previously owned or acquired by the Participant that are delivered to the Company, or withheld from settlement of an Award, to pay the exercise price;

shares of Common Stock that are delivered or withheld for purposes of satisfying an income tax or social insurance contribution withholding obligation; or

shares of Common Stock reserved for issuance upon the grant of an SAR that exceed the number of shares actually issued upon exercise.

The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares of Common Stock shall be issued under the Plan.

(b) ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event of any change in the capital structure, capitalization or Common Stock of the Company such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to: (i) the Aggregate Share Limit and any other share limitations provided under the Plan; (ii) the number of shares of Common Stock subject to any outstanding or other Award made to any individual Participant under the Plan; (iii) the per share exercise price in respect of any outstanding Stock Options; (iv) the number of shares of Common Stock and the number of Restricted Stock Units or the value of such Restricted Stock Units, as the case may be, which are the subject of other Awards then outstanding under the Plan; and (v) any other term or condition of any grant affected by any such change; provided however that such adjustments be made in accordance with the rules and regulations of Section 409A of the Code and provided further that no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code and with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code. Notwithstanding the foregoing, any adjustments made pursuant to this section that are considered “deferred compensation” under Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code and any adjustments that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code.

(c) NO REPRICINGS OR EXCHANGES WITHOUT SHAREHOLDER APPROVAL. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Committee shall neither lower the exercise price of a Stock Option or an SAR, nor grant any Award or provide cash in replacement of a cancelled Stock Option or SAR that had been granted at a higher exercise price, without the prior approval of the Company’s shareholders.

5.	ADMINISTRATION

(a) THE COMMITTEE. The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any one or more members of the Committee may participate in a meeting by conference telephone or similar means where all persons participating in the meeting can hear and speak to each other, which participation shall constitute presence in person at such meeting. Action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held. The Company shall make grants and effect Awards under the Plan in accordance with the terms and conditions specified by the Committee, which terms and conditions shall be set forth in Award Agreements and/or other instruments in such forms as the Committee shall approve.

(b) COMMITTEE POWERS. The Committee shall have full power and authority to operate and administer the Plan in accordance with its terms. The powers of the Committee include, but are not limited to:

(i) select Participants from among Employees;

(ii) establish guidelines, criteria and overall numbers of and limits of Awards;

(iii) establish the types of, and the terms and conditions of, all Awards made under the Plan, subject to any applicable limitations set forth in, and consistent with the express terms of, the Plan;

(iv) make grants, conditionally or unconditionally, and pay or otherwise effect Awards subject to, and consistent with, the express provisions of the Plan;

(v) establish Performance Goals, Performance Measures and Performance Periods, subject to, and consistent with, the express provisions of the Plan;

(vi) reduce the amount of any Award;

(vii) prescribe the form(s) of Award Agreements and other instruments evidencing Awards under the Plan;

(viii) pay and to defer payment of Awards on such terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall determine;

(ix) direct the Company to make conversions, accruals and payments pursuant to the Plan;

(x) determine whether, to what extent and under what circumstances an Award may be settled, cancelled, forfeited, accelerated, exchanged, deferred (in accordance with the requirements of Section 409A of the Code) or surrendered;

(xi) construe and interpret the Plan and make any determination of fact incident to the operation of the Plan;

(xii) promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the Plan;

(xiii) accelerate the date on which any Award may be exercised and may accelerate the vesting of any shares of Common Stock subject to any Award or previously acquired shares by the exercise of any Stock Option subject to restriction of plan and in compliance with 409A);

(xiv) delegate responsibility for Plan operation, management and administration on such terms consistent with the Plan, as the Committee may establish;

(xv) delegate to other persons the responsibility for prescribing the form(s) of Award Agreements and other instruments evidencing Awards under the Plan;

(xvi) engage the services of persons and firms, including banks, consultants, insurance companies and broker-dealers in furtherance of the Plan’s activities; and

(xvii) make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration and operation of the Plan.

The Committee may, in its sole discretion, delegate to one or more Executive Officers the power to select Participants from among the Employees provided that at the time of such grant no recipient of such grants shall be an Executive Officer. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted thereunder in the manner and to the extent that it shall deem necessary or advisable to carry the Plan into effect and shall be the sole and final judge of such necessity or advisability.

(c) BINDING ACTION. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan, and of any Award Agreement, shall be final, conclusive and binding upon all Participants, and all persons claiming through Participants, affected thereby. No Committee member or delegate thereof shall be liable for any action taken or determination made, or which the Committee member or delegate fails to take or make, in good faith with respect to the Plan or any Awards granted thereunder.

(d) ADMINISTRATIVE ACCOUNTS. For the purpose of accounting for Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards or Other Stock-Based Awards where settlement is deferred into the future, the Company shall establish bookkeeping accounts evidencing the shares of Common Stock underlying such Awards and bearing the name of each Participant receiving such Awards. Each account shall be unsecured and unfunded, unless otherwise determined by the Committee in accordance with the terms of the Plan.

(e) CERTIFICATIONS. In respect of each grant under the Plan to a Covered Employee which the Committee intends to be “performance-based compensation” under Section 162(m) of the Code, the Plan and the related Award Agreement shall be construed to confirm such intent, and to conform to the requirements of Section 162(m) of the Code, and the Committee shall certify in writing (which writing may include approved minutes of a meeting of the Committee) that the applicable Performance Goal(s), determined using the Performance Measure specified in the related Award Agreement, was attained during the relevant Performance Period at a level that equaled or exceeded the level required for the payment of such Award in the amount proposed to be paid and that such Award does not exceed any applicable Plan limitation.

(f) Awards to Employees Outside of the United States. The Committee may grant Awards to Employees who reside in countries outside of the United States. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion:

(i) amend or vary the terms of the Plan in order to conform such terms with the requirements of each country where a Subsidiary is located;

(ii) amend or vary the terms of the Plan in each country where a Subsidiary is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Participants and/or the Subsidiary; or

(iii) amend or vary the terms of the Plan in a country where the Subsidiary is located as it considers necessary or desirable to meet the goals and objectives of the Plan.

The Committee may, where it deems appropriate in its sole discretion, establish one or more sub-plans of the Plan for these purposes. The Committee may, in its sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan in such jurisdictions. The terms and conditions contained herein which are subject to variation in a country shall be reflected in a written attachment to the Plan for each Subsidiary in such country. To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities hereunder to one or more Executive Officers of the Company.

6.	GRANT OF AWARDS

(a) AWARDS TO EMPLOYEES. The Committee may, in its sole discretion, grant Awards to any Employee under the Plan and to establish the terms and conditions applicable to such Awards.

(b) AWARDS TO OUTSIDE DIRECTORS. The Board (in lieu of the Committee) may, in its sole discretion, grant Awards under the Plan to Outside Directors, and to establish the terms and conditions applicable to such Awards. All references in this Plan to the Committee, insofar as they relate to Awards to Outside Directors, shall be deemed references to the Board. The Board shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to Employees.

7.	STOCK OPTIONS

(a) IN GENERAL. The Committee may grant Stock Options under the Plan, which may be Incentive Stock Options or Non-Qualified Stock Options. All Stock Options shall be subject to the terms and conditions of the

Plan and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee or designated Executive Officers shall determine in accordance with personnel policies developed by the Company. Stock Options may be granted in addition to, or in tandem with or independent of other Awards under the Plan.

(b) ELIGIBILITY AND LIMITATIONS. An Employee may be granted an Incentive Stock Option or a Non-Qualified Stock Option under the Plan. An Outside Director may be granted a Non-Qualified Stock Option under the Plan. The Committee shall determine, in its discretion, the Employees and Outside Directors to whom Stock Options will be granted, the timing of such grants, and the number of shares of Common Stock subject to each Stock Option granted; provided (i) the maximum number of shares of Common Stock in respect of which Stock Options may be granted to any individual Employee during any fiscal year shall be three-hundred thousand shares (300,000), and (ii) in respect of Incentive Stock Options, the aggregate Fair Market Value, determined as of the date the Incentive Stock Option is granted, of the shares of Common Stock with respect to which an Incentive Stock Option becomes exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or such other limit as may be required under the Code, except that, if authorized by the Committee and provided for in the related Award Agreement, any portion of an Incentive Stock Option that cannot be exercised as such because of this limitation may be converted into and exercised as a Non-Qualified Stock Option.

(c) EXERCISE PRICE. The per share exercise price of each Stock Option granted under the Plan shall be determined by the Committee at the time of grant, but in no event shall the per share exercise price of any Stock Option be less than 100% of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option.

(d) TERM. The term of each Stock Option shall be fixed by the Committee; provided, the term of an Incentive Stock Option shall not exceed ten years from the date of grant.

(e) EXERCISABILITY. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant; provided, however, that no Stock Option shall be exercisable during the first year after the date such Stock Option is granted. No Stock Option may be exercised unless the holder thereof is at the time of such exercise an Employee or Outside Director and has been continuously an Employee or Outside Director since the date such Stock Option was granted, except that the Committee or designated Executive Officers may permit the exercise of any Stock Option for any period following the Participant’s termination of employment or directorship not in excess of the original term of the Stock Option on such terms and conditions as it shall deem appropriate and specified in the related Award Agreement.

(f) METHOD OF EXERCISE. A Stock Option may be exercised, in whole or in part, by giving notice of exercise to the Company, in such form(s) as may be established by the Committee, specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the exercise price, plus any required withholding taxes, by any combination of the following methods of exercise as may be permitted by the Committee in its sole discretion and specified in the Participant’s Award Agreement:

(i) cash;

(ii) by surrender to the Company (either by actual delivery or attestation to the ownership) of shares of Common Stock with an aggregate Fair Market Value on the date of exercise that is equal to or less than the aggregate exercise price and payment of cash to the extent of any remaining balance of the aggregate exercise price;

(iii) by a net exercise arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares of Common Stock with an aggregate Fair Market Value on the date of exercise that is equal to or less than the aggregate exercise price and will receive cash from the Participant to the extent of any remaining balance of the aggregate exercise price; or

(iv) by delivery of irrevocable instructions to a broker designated by the Committee to deliver promptly to the Company an amount equal to the aggregate exercise price for the shares of Common Stock being purchased, along with any applicable tax withholdings, subject to applicable law (“broker-assisted exercise”).

For the sake of clarity, the Committee shall have the discretionary authority to grant Stock Options that do not entitle a Participant to use all of the foregoing methods of exercise, and the Committee shall have the discretionary authority to limit a Participant to a particular method of exercise.

(g) LIMITATION ON MAXIMUM VALUE. Notwithstanding the foregoing, the Committee may establish, at the date of grant, terms and conditions regarding any Stock Option that limit the maximum value that a Participant may realize upon the exercise of such Stock Option as determined by reference to shares of Common Stock, based on the Fair Market Value on the date of exercise.

8.	STOCK APPRECIATION RIGHTS

(a) IN GENERAL. The Committee may grant SARs under the Plan. All SARs shall be subject to the terms and conditions of the Plan and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee or designated Executive Officers shall determine in accordance with personnel policies developed by the Company. SARs may be granted in addition to, or in tandem with or independent of or other Awards under the Plan.

(b) ELIGIBILITY AND LIMITATIONS. Any Employee or an Outside Director may be granted SARs. The Committee shall determine, in its discretion, the Employees and Outside Directors to whom SARs will be granted, the timing of such grants, and the number of shares of Common Stock subject to each SAR granted; provided, the maximum number of shares of Common Stock in respect of which SARs may be granted to any individual Employee during any fiscal year shall be three-hundred thousand shares (300,000).

(c) EXERCISE PRICE. The per share exercise price of each SAR granted under the Plan shall be determined by the Committee prior to or at the time of grant, but in no event shall the per share exercise price of any SAR be less than 100% of the Fair Market Value of the Common Stock on the date of the grant of such SAR.

(d) TERM. The term of each SAR shall be fixed by the Committee.

(e) EXERCISABILITY. An SAR shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant; provided, however, that no SAR shall be exercisable during the first year after the date of grant. No SAR may be exercised unless the holder thereof is at the time of such exercise an Employee or Outside Director and has been continuously an Employee or Outside Director since the date such SAR was granted, except that the Committee or designated Executive Officers may permit the exercise of any SAR for any period following the Participant’s termination of employment or directorship not in excess of the original term of the SAR on such terms and conditions as it shall deem appropriate and specified in the related Award Agreement.

(f) FORM OF SETTLEMENT. An SAR may be settled in the form of shares of Common Stock or in cash, as may be established by the Committee in its discretion and specified in the related Award Agreement.

(g) LIMITATION ON MAXIMUM VALUE. Notwithstanding the foregoing, the Committee may establish, at the date of grant, terms and conditions regarding any SAR that limit the maximum value that a Participant may realize upon the exercise of such SAR.

9.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) IN GENERAL. The Committee may grant Restricted Stock and Restricted Stock Units under the Plan. All grants of Restricted Stock and Restricted Stock Units shall be subject to the terms and conditions of the Plan and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee or designated Executive Officers shall determine in accordance with personnel policies developed by the Company. Restricted Stock and Restricted Stock Units may be granted in addition to, or in tandem with or independent of other Awards under the Plan.

(b) ELIGIBILITY AND LIMITATIONS. Any Employee or an Outside Director may be granted Restricted Stock and/or Restricted Stock Units under the Plan. The Committee, in its sole discretion, shall determine whether a Restricted Stock Grant and/or Restricted Stock Unit Grant shall be made, the Employee or Outside Director to receive such grant, and the conditions and restrictions imposed on such grant; provided, the maximum number of shares of Common Stock which may be issued to any individual Employee as Restricted Stock and via Restricted Stock Units during any fiscal year shall not exceed seventy-five thousand shares (75,000), and the maximum value of shares of Common Stock any individual Employee or Outside Director may receive as Restricted Stock and via Restricted Stock Units in any fiscal year shall not exceed two and one-half million dollars ($2,500,000), determined using the Fair Market Value of the shares of Restricted Stock and/or the shares of Common Stock underling the Restricted Stock Units as of the date of the grant thereof.

(c) RESTRICTIONS FOR RESTRICTED STOCK. Shares of Restricted Stock issued to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for the Restricted Period beginning on the date on which the Award is granted. The Committee may also impose such other restrictions, limitations and conditions on the shares or the release of the restrictions thereon as it deems appropriate. In determining the Restricted Period of an Award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on specified dates following the grant date of such Award or all at once. The Restricted Period applicable to Restricted Stock granted to Employees or Outside Directors shall, in the case of a time-based restriction, be not less than one (1) year, with no more frequent than ratable vesting over such period.

(d) RESTRICTIONS FOR RESTRICTED STOCK UNITS. The Restricted Period applicable to Restricted Stock Units granted to Employees shall, in the case of a time-based restriction, be not less than one (1) year, with no more frequent than ratable vesting over such period. The Committee may also impose such other restrictions, limitations and conditions on the Restricted Stock Units or the release of the restrictions thereon as it deems appropriate. In determining the Restricted Period of an Award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the Restricted Stock Units on specified dates following the grant date of such Award or all at once.

(e) SETTLEMENT. Upon lapse of the Restricted Period and if all conditions have been satisfied and any applicable Performance Goals attained, the shares of Restricted Stock shall become freely-transferable and non-forfeitable, and the shares of Common Stock underlying a Restricted Stock Unit will be made available to the Participant, subject to satisfaction of applicable withholding tax requirements; provided, that the Committee may, in its discretion, require (i) the further deferral of any Restricted Stock or shares of Common Stock underlying a Restricted Stock Unit beyond the initially specified Restricted Period subject to the conditions set forth in Section 12, (ii) that the Restricted Stock be retained by the Company, and (iii) that the Participant receive a cash payment in lieu of unrestricted shares of Common Stock.

(f) RIGHTS AS A SHAREHOLDER. Except as otherwise provided in an Award Agreement, a Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and receive any cash dividends paid thereon. Stock dividends distributed with respect to shares of Restricted Stock shall be treated as additional shares under the Restricted Stock grant and shall be subject to the restrictions and other terms and conditions set forth therein. A Participant holding a Restricted Stock Unit shall not have any rights of a shareholder of the Company until such time as the shares of Common Stock underlying the Restricted Stock Unit grant are delivered to Participant. The Committee has discretion to determine whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive dividend equivalents (in the form of cash, Common Stock or other property) corresponding to the dividends payable on the shares of Common Stock underlying the Restricted Stock Unit.

10.	PERFORMANCE AWARDS

(a) ELIGIBILITY AND TERMS. The Committee may grant, to Employees, Awards under the Plan, including Stock Options, SARs, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards, which may be earned in whole or in part upon the attainment of Performance Goals established by the Committee (“Performance Awards”). Outside Directors may not receive Performance Awards under the Plan. Performance Awards may be settled in shares of Common Stock or in cash, as the Committee may establish in its sole discretion, and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee or designated Executive Officers shall determine in accordance with personnel policies developed by the Company. The Committee shall, in its sole discretion, determine the Employees eligible to receive Performance Awards. At the time each Performance Award is granted, the Committee shall establish the Performance Period, the Performance Measure and the Performance Goals in respect of such Performance Awards. Performance Awards may be made alone, in addition to, in tandem with, or independent of other Awards under the Plan.

(b) LIMITATIONS. The maximum number of shares of Common Stock which may be the subject of Performance Awards made to any individual Employee in respect of any Performance Period or during any fiscal year shall be seventy-five thousand shares (75,000). The maximum value any individual Employee may receive during any fiscal year as Performance Awards shall not exceed two and one-half million dollars ($2,500,000), determined using the Fair Market Value of such Performance Awards as of the last day of the applicable Performance Period(s) or as of the date(s) of the payment thereof, whichever is higher.

(c) PERFORMANCE GOALS, PERFORMANCE MEASURES AND PERFORMANCE PERIODS. Each Performance Award shall provide that, in order for a Participant to receive all or a portion of the shares of Common Stock subject to such Performance Award, the Company must achieve certain Performance Goals over a designated Performance Period having a minimum duration of one year, with attainment of the Performance Goals determined using specific Performance Measures. The Performance Goals and Performance Period shall be established by the Committee in its sole discretion. The Committee shall establish Performance Measures for each Performance Period for determining the portion of the Performance Award which will be earned or forfeited based on the extent to which the Performance Goals are achieved or exceeded. In establishing Performance Goals, the Committee may use Performance Measures based on any one, or on any combination, of the following Company performance factors as the Committee deems appropriate:

(i) cumulative net income per diluted share;

(ii) cumulative net income;

(iii) return on sales;

(iv) total shareholder return;

(v) return on assets;

(vi) economic value added;

(vii) cash flow;

(viii) return on equity;

(ix) return on capital employed;

(x) cumulative operating income (which shall equal consolidated sales minus cost of goods sold and selling, general and administrative expense); and

(xi) achievement of explicit strategic objectives or milestones.

Performance Goals may include minimum, maximum and target levels of performance, with the size of Performance Award based on the level attained. Once established by the Committee and specified in the Award Agreement, and if and to the extent provided in or required by the Award Agreement, the Performance Goals and the Performance Measure in respect of any Performance Award shall not be changed. The Committee may, in its discretion, eliminate or reduce (but not increase) the amount of any Performance Award that otherwise would be payable to a Participant upon attainment of the Performance Goal(s).

(d) CODE SECTION 162(m) PROVISIONS. Notwithstanding any other provision of this Plan, if the Committee grants a Performance Award to a Participant who is then an Executive Officer of the Company and that such Participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Performance Award, a Covered Employee, the Committee may provide that this provision shall be applicable to such Performance Award. If a Performance Award is subject to this provision, the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more Performance Goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the Performance Measures set forth above, of the Company or the Subsidiary or region of the Company and may be stated relative to the performance of other corporations. Such Performance Goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code. Notwithstanding any provision of this Plan with respect to any Performance Award that is subject the provisions hereunder, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Performance Award, and the Committee may not waive the achievement of the applicable Performance Goals except in the case of the death or Disability of the Participant, or under such other conditions where such waiver will not jeopardize the treatment of other Performance Awards as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the power to impose such other restrictions on Awards as it may deem necessary or appropriate to ensure that such Performance Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

11.	OTHER STOCK-BASED AWARDS

The Committee may grant, to Employees, Other Stock-Based Awards that are valued in whole or in part by reference to, or are otherwise based upon shares of Common Stock, either alone or in addition to other Awards granted under this Plan. Other Stock-Based Awards may be settled in shares of Common Stock, cash or any other form of property, as the Committee shall determine in its sole discretion. Subject to this Plan, the Committee shall have sole and complete authority to determine the Employees and Outside Directors to whom and the time or times at which Other Stock-Based Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards and all other terms and conditions of Other Stock-Based Awards. Other Stock-Based Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with this Plan as herein set forth. Unless the Committee determines otherwise to address specific considerations, Other Stock-Based Awards granted to Employees or Outside Directors shall have a vesting period of not less than one year.

12.	DEFERRALS

The Committee may, whether at the time of grant or at anytime thereafter prior to payment or settlement of an Award, require a Participant to defer, or permit (subject to such conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or shares of Common Stock that would otherwise be due to such Participant in payment or settlement of any Award under the Plan. If any such deferral is required by the Committee (or is elected by the Participant with the permission of the Committee), the Committee shall establish rules and procedures for such payment deferrals intended to cause the deferral to be either exempt from or in compliance with the rules and regulations of Section 409A of the Code. In any event, neither the Committee nor the Board shall have the authority to establish rules or procedures that would cause an Award that is not intended to be subject to Section 409A of the Code on the grant date to become subject thereto. The Committee may provide for the payment or crediting of interest, at such rate or rates as it shall in its discretion deem appropriate, on such deferred amounts credited in cash and the payment or crediting of dividend equivalents in respect of deferred amounts credited in common stock equivalents. Deferred amounts may be paid in a lump sum or in installments in the manner and to the extent permitted, and in accordance with rules and procedures established, by the Committee. For purposes of clarity, an Award to an Outside Director may not be deferred pursuant to the provisions of this Section 12.

13.	NON-TRANSFERABILITY OF AWARDS

Unless the Committee determines otherwise at the time an Award is granted, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. An Award and all rights thereunder shall terminate immediately if a Participant attempts to sell, pledge, assign, hypothecate, transfer or otherwise dispose of an Award or any rights therein to any person except as permitted herein or pursuant to the terms of such Award. Notwithstanding the foregoing, the Committee may, in its sole discretion and on and subject to such terms and conditions as it shall deem appropriate, which terms and conditions shall be set forth in the related Award Agreement: (i) authorize a Participant to transfer all or a portion of any Award granted to such Participant; provided, that in no event shall any transfer be made to any person or persons other than such Participant’s spouse, children or grandchildren, or a trust for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration; and (ii) provide for the transferability of a particular grant or Award pursuant to a qualified domestic relations order. All other transfers and any re-transfer by any permitted transferee are prohibited and any such purported transfer shall be null and void. Each Award which becomes the subject of permitted transfer (and the Participant to whom it was granted by the Company) shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Participant shall remain responsible to the Company for the payment of all withholding taxes including but not limited to those incurred as a result of any grant, vesting or exercise of such Award, as applicable. In no event shall any permitted transfer of an Award create any right in any party in respect of any Award, other than the rights of the qualified transferee in respect of such Award specified in the related Award Agreement.

14.	CHANGE IN CONTROL

(a) EFFECT ON AWARDS. In the event of a Change in Control (as defined below) of the Company, except as the Board comprised of a majority of continuing Directors may expressly provide otherwise, and notwithstanding any other provision of the Plan to the contrary: (i) all Stock Options then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; (ii) all restrictions and conditions in respect of all Restricted Stock and Restricted Stock Unit Grants then outstanding shall be deemed satisfied as of the date of the Change in Control; and (iii) all Performance Awards and Awards shall be deemed to have been fully earned, at the maximum amount of the award opportunity specified in the Award Agreement, as of the date of the Change in Control.

(b) CHANGE IN CONTROL DEFINED. For purposes of this Section 14 of the Plan, Change in Control means a transaction of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or any successor provision thereto, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (i) any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than the Company or any employee benefit plan of the

Company; and, for purposes of the Plan, no Change in Control shall be deemed to have occurred as a result of the Beneficial Ownership or changes therein, of the Company’s securities by either of the foregoing); (ii) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of common stock would be converted into or exchanged for cash, securities or other property, other than a merger of the Company in which the holders of common stock immediately prior to the merger have, directly or indirectly, at least a 65% ownership interest in the outstanding common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any such transaction with entities in which the holders of the Company common stock, directly or indirectly, have at least a 65% ownership interest; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (iv) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation, the members of the Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

In the event that a payment or delivery of an Award following a Change in Control would not be a permissible distribution event, within the meaning of Section 409A(a)(2) of the Code or any regulations or other guidance issued thereunder, then the payment or delivery shall be made on the earlier of (i) the date of payment or delivery originally provided for such benefit; or (ii) the date of termination of the Participant’s employment or service with the Company or six months after such termination in the case of a “specified employee” within the meaning of Section 409A(a)(2)(B)(i).

15.	AMENDMENT AND TERMINATION

The Board may at any time terminate the Plan, except with respect to Awards then outstanding. The Board may amend the Plan at any time and from time to time in such respects as the Board may deem necessary or appropriate without approval of the shareholders, unless such approval is necessary in order to comply with applicable laws, including the Exchange Act, NASDAQ or stock exchange rules on which prices for the Common Stock are quoted at any given time, the Code and the analogous applicable laws of any other country or jurisdiction where Awards are granted under the Plan. In no event may the Board amend the Plan without the approval of the shareholders to: (i) increase the Aggregate Share Limit; (ii) increase any limitation set forth in the Plan on the number of shares of Common Stock which may be issued, or the aggregate value of Awards which may be made, issued, or received, in respect of any type of grant to all Participants during the term of the Plan or to any individual Participant during any specified period; (iii) reduce the minimum exercise price for Stock Options; or (iv) change the Performance Measure criteria identified at Section 10 of the Plan.

16.	MISCELLANEOUS

(a) WITHHOLDING TAXES. All Awards granted under the Plan will be made subject to any applicable withholding for taxes of any kind. The Company shall have the right to deduct from any amount payable under the Plan, including delivery of shares of Common Stock to be made under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment (including social insurance contributions) and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If shares of Common Stock are used to satisfy withholding taxes, such shares shall be valued based on the Fair Market Value thereof on the date when the withholding for taxes is required to be made. The Company shall have the right to require a Participant to pay cash to satisfy withholding taxes as a condition to the payment or settlement of any amount (whether in cash or shares of Common Stock) under the Plan.

(b) NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the grant of any Award shall confer upon any Employee any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time, with or without cause.

(c) UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(d) PAYMENTS TO TRUST. The Committee is authorized to cause to be established a trust agreement or several trust agreements where under the Committee may make payments of amounts due or to become due to Participants in the Plan.

(e) OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any pension or other employee benefit plan or similar arrangement provided by the Company or any Subsidiary, unless (i) expressly so provided by such other plan or arrangement or (ii) the Committee expressly determines that an Award or a portion thereof should be included as recurring compensation. Nothing contained in the Plan shall prohibit the Company or any Subsidiary from establishing other special awards, incentive compensation plans, compensation programs and other similar arrangements providing for the payment of performance, incentive or other compensation to Employees. Payments and benefits provided to any Employee under any other plan, including, without limitation, any stock option, stock award, restricted stock, deferred compensation, savings, retirement or other benefit plan or arrangement, shall be governed solely by the terms of such other plan.

(f) REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares of Common Stock or cash payouts under this Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies or national securities exchanges as may be required.

(g) SECURITIES LAW COMPLIANCE. As to any Participant who is, on the relevant date, an Executive Officer, Director or ten percent Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act or any successor rule. To the extent any provision of this Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

No Stock Option granted pursuant to this Plan shall be exercisable in whole or in part, and no shares of Common Stock shall be issued pursuant to an Award, if such exercise or issuance would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (or other federal or state statutes having similar requirements), as in effect at that time. Each Award shall be subject to the further requirement that, if at any time the Board shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such Award under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue of shares of Common Stock thereunder, such Award may not be exercised and no shares of Common Stock may be issued in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

(h) CODE SECTION 409A COMPLIANCE. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code. To the extent that the Committee determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or in any Award Agreement, the Committee reserves the right to amend or terminate the Plan and/or amend, restructure, terminate, or replace the Award, without the consent of the Grantee, to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section. In addition, for each Award subject to Section 409A of the code, a termination of employment or service with the Company and its Subsidiaries shall be deemed to have occurred under the Plan with respect to such award on the first day on which an individual has experienced a “separation from service” within the meaning of Section 409A of the Code.

(i) SEVERABILITY. In the event any provision of the Plan shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan.

(j) TRANSITION—The Plan replaces and supersedes the Amended and Restated 2000 Equity Incentive Plan of Tech Data Corporation, as amended (the “Prior Plan”), which shall automatically terminate when the Plan becomes effective; provided, that such termination shall not affect any grants or awards then outstanding under the Prior Plan.

(k) GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Florida.

*     *     *     *     *

TECH DATA CORPORATION P.O. BOX 6260 CLEARWATER, FL 33758

Internet and telephone voting are available 24 Hours a Day, 7 Days a Week.

Your Internet or telephone vote is valid under Florida law and authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Timeon June 9, 2009 *. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 9, 2009 *. Have your E-Proxy Notice or proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or by telephone, you do NOT need to mail back your proxy card.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

* Note: The cut-off date for voting shares held in the Tech Data Corporation 401(k) Savings Plan is June 4, 2009 at 11:59 p.m. Eastern Daylight Time.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M14163-P79991	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TECH DATA CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES.
1.	To elect three directors to serve for a three-year term expiring at the 2012 Annual Meeting of Shareholders.		☐	☐	☐
Nominees:
	01)	Kathleen Misunas
	02)	Thomas I. Morgan
	03)	Steven A. Raymund						For	Against	Abstain
2.	To approve an amendment to the Company’s Articles of Incorporation to allow for nominees for director to be elected by majority vote in uncontested elections.							☐	☐	☐
3.	To ratify the selection by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending January 31, 2010.							☐	☐	☐
4.	To vote, on an advisory basis, for the compensation awarded to the named executive officers for the fiscal year ended January 31, 2009.							☐	☐	☐
5.	To approve the 2009 Equity Incentive Plan.							☐	☐	☐
6.	To transact such other business as may properly come before the Annual meeting or any adjournment thereof.
THE BOARD RECOMMENDS A VOTE FOR ALL PROPOSALS LISTED ABOVE.
YOUR VOTE IS IMPORTANT TO US, PLEASE COMPLETE, DATE AND SIGN THE PROXY CARD BELOW AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.
Please date and sign exactly as your name appears on the form and mail the proxy promptly. When shares are held by joint owners, both owners should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or a partnership, an authorized person should sign.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▲ FOLD AND DETACH HERE ▲	M14164-P79991

PROXY

TECH DATA CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 10, 2009.

The undersigned hereby appoints Robert M. Dutkowsky and David R. Vetter as proxy or proxies, with the power of substitution and revocation, and hereby authorizes either or both to represent and to vote, as designated on the reverse hereof, all the shares of common stock of Tech Data Corporation held of record by the undersigned on April 2, 2009, at the Annual Meeting of Shareholders to be held on June 10, 2009 at 3:00 p.m. Eastern Daylight Time, or any adjournment thereof.

If the undersigned has a beneficial interest in shares of Tech Data Corporation Common Stock issued to or held for the account of the undersigned under the Tech Data Corporation 401(k) Savings Plan (the “401(k) Plan”), then the undersigned hereby directs the fiduciary of the 401(k) Plan to vote, as designated on the reverse side, all the shares of Tech Data Corporation common stock in the undersigned’s name and/or account under the 401(k) Plan. Voting instructions with respect to such plan shares must be received by 11:59 p.m. Eastern Daylight Time on June 4, 2009.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DESIGNATED ON THE REVERSE HEREOF BY THE UNDERSIGNED SHAREHOLDER. ANY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.